Exhibit 10.22

VERIZON WIRELESS RETIREMENT PLAN

As Amended and Restated Effective January 1, 2001

With Amendments Through the Adoption Date of this Amendment and Restatement,

including provisions intended to comply with

the Uruguay Round Agreements Act (GATT),

the Uniformed Services Employment and Reemployment Act of 1994 (USERRA),

the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997

(TRA’97) and the Community Renewal Tax Relief Act of 2000 (CRTRA)

VERIZON WIRELESS RETIREMENT PLAN

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ARTICLE I

STATEMENT OF HISTORY AND PURPOSE

Section 1.01 History and Rights Affected. The Verizon Wireless Retirement Plan (the “Plan”), previously known as the Upstate Cellular Network Pension Plan, was originally established effective January 1, 1994 by Upstate Cellular Network, a New York partnership between Rochester Telephone Corporation and New York Cellular Geographic Services Area, Inc. The Plan was frozen as of December 31, 1996. As of December 1, 1999, Upstate Cellular Network was acquired by Cellco Partnership (d/b/a Bell Atlantic Mobile). Effective December 31, 2000, sponsorship of the Plan was transferred from Upstate Cellular Network to Cellco Partnership (d/b/a Verizon Wireless) (the “Company”). In connection with the addition of Vodafone Group (formerly Vodafone AirTouch PLC) as a partner in the Company and its related contribution of various assets to the Company, effective as of the close of December 31, 2000, all of the assets and liabilities of the AirTouch Communications Employees Pension Plan (the “AirTouch Plan”) were transferred to the Plan. The Plan has been amended and restated herein, effective as of January 1, 2001 (the “Effective Date”), to reflect (a) the change in Plan sponsorship, (b) the addition of a transition benefit for eligible employees, and (c) the transfer of assets and liabilities from the AirTouch Plan. The Plan has also been amended and restated herein to comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Community Renewal Tax Relief Act of 2000. Except where an earlier effective date is specified herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of an individual who had a Separation from Service prior to the Effective Date shall otherwise be governed by the Prior Plan as in effect on the date of his Separation from Service.

Section 1.02 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified plan within the meaning of section 401(a) of the Code and that the trust or other Funding Vehicles associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.

Section 1.03 Documents. The Plan consists of the Plan document as set forth herein, and any amendment thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreements (or documents establishing any other Funding Vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.

ARTICLE II

DEFINITIONS

Section 2.01 “Accrued Benefit” shall mean as of a date of reference, except as otherwise provided below, the balance on that date of the Participant’s Transition Benefit Account.

(a) UCN Plan Participants. For a Participant who has a Transition Benefit Account and a UCN Annuity Pension Benefit under the Plan, the Participant’s Accrued Benefit under this Plan shall be administered in two parts, the first of which shall be the UCN Annuity Pension Benefit, and the second of which shall be the benefit which the Participant accrues subsequent to December 31, 2000 pursuant to Article VI which shall be equal to the balance of the Participant’s Transition Benefit Account.

(b) Transferred AirTouch Plan Participants. The Accrued Benefit of a Participant who has a Transition Benefit Account and an AirTouch Annuity Pension Benefit under the Plan, shall be administered in two parts, the first of which shall be the AirTouch Annuity Pension Benefit and the second of which shall be the benefit which the Participant accrues subsequent to December 31, 2000 pursuant to Article VI which shall be equal to the balance of the Participant’s Transition Benefit Account.

(c) Vodafone Retained AirTouch Plan Participants. The Accrued Benefit of a Participant who is not a Covered Employee under the Plan, but who has an AirTouch Annuity Pension Benefit under the Plan, shall be the AirTouch Annuity Pension Benefit and accruals subsequent to December 31, 2000, if any, pursuant to Appendix C.

(d) Pre-2001 Vested Pension. For a Participant who, on December 31, 2000, was a Vested Participant under the Plan or a terminated vested participant or a formerly active participant in the AirTouch Plan who had not received a total distribution of his or her pension benefit from the AirTouch Plan, the Participant’s Accrued Benefit under the Plan on and after the Effective Date shall be either a UCN Annuity Pension Benefit or an AirTouch Annuity Pension Benefit (as applicable) determined, except to the extent provided otherwise herein, under the terms of the Plan or the AirTouch Plan (as applicable) that were in effect on the date such individual ceased active participation in the Plan or the AirTouch Plan (as applicable) whether or not the individual is later employed or re-employed by a Participating Employer.

Section 2.02 “Actuarial Equivalent” shall mean, except as provided in any other provision of the Plan to the contrary, a benefit of equal actuarial value determined using the actuarial assumptions and factors set forth in Appendix A or C, as applicable.

Section 2.03 “Affiliated Company” shall mean any entity which (a) with a Participating Employer, constitutes (1) a “controlled group of corporations” within the meaning of section 414(b) of the Code, (2) a “group of trades or businesses under common control” within the meaning of section 414(c) of the Code, or (3) an “affiliated service group” within the meaning of section 414(m) of the Code, or (b) is required to be aggregated with a Participating Employer pursuant to regulations under section 414(o) of the Code. Except as otherwise provided herein, an entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.

Section 2.04 “AirTouch Annuity Pension Benefit” shall mean a pension benefit transferred to the Plan from the AirTouch Plan as of the close of December 31, 2000 and subsequent accruals, if any, pursuant to Appendix C expressed in an annuity in the normal form described in Section 10.02(a)(1).

Section 2.05 “AirTouch Plan” shall mean the AirTouch Communications Employees Pension Plan from which all of the assets and liabilities were transferred to the Plan as of the close of December 31, 2000. See Appendix C for special rules relating to the transferred assets and liabilities.

Section 2.06 “Alternate Payee” shall mean the person entitled to receive payment of benefits under the Plan pursuant to a QDRO.

Section 2.07 “Beneficiary” shall mean the person or persons (including a trust or trustee) designated by the Participant pursuant to Section 10.11 to receive death benefits payable upon the Participant’s death, other than death benefits specifically payable to the Participant’s Spouse.

Section 2.08 “Benefit Payment Date” shall mean the date (prior to the Effective Date, the first day of the month) as of which the first benefit payment (whether a single sum or an annuity installment payment) is made (or the date such payment is due, if such payment is delayed) to the Participant (or to the surviving Spouse if the Participant’s death occurs prior to such date).

Section 2.09 “Board” shall mean the board of directors or other governing body of the Company or a committee of such Board to which the Board has delegated some or all of its responsibilities hereunder.

Section 2.10 “Break in Service” shall mean that an Employee fails to complete more than 500 Hours of Service during an applicable computation period, or a Plan Year, whichever is applicable.

If an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of care of such Employee’s child immediately after birth or placement in connection with adoption, such Employee shall be credited, solely for purposes of determining whether he has incurred a Break in Service, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight (8) Hours of Service per normal workday.

The total number of hours to be treated as Hours of Service under this paragraph shall not exceed 501. The hours described in this paragraph shall be credited either for the computation period or Plan Year, as applicable, in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such computation period or Plan Year because the period of absence is treated as Hours of Service under this paragraph, or, in any case, for the computation period or Plan Year, as applicable, next following the one in which the absence from work begins; provided, however, that no credit shall be given under this paragraph with respect to such absence to the extent that credit is given pursuant to Section 2.25. In order for an absence to be considered as on account of the reasons described in this paragraph, an Employee shall provide the Employee Benefits Committee information establishing (a) that the absence from work is for reasons set forth in this paragraph, and (b) the number of days for which there was such an absence. Nothing in this paragraph shall be construed as expanding or amending any maternity or paternity leave policy of a Participating Employer or Affiliated Company.

Section 2.11 “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

Section 2.12 “Company” shall mean, effective as of December 31, 2000, the Partnership, unless specifically indicated otherwise herein; provided, however, that as of the IPO Date, “Company” shall mean Verizon Wireless Inc., or such other Affiliated Company which serves as the public offering vehicle representing the business of the Partnership, and any successor thereto that adopts the Plan, acting in its capacity as general managing partner of the Partnership. Prior to December 31, 2000, “Company” meant Upstate Cellular Network.

Section 2.13 “Compensation” shall mean, for any Employee, for any Plan Year or Limitation Year as the case may be:

(a) For purposes of determining the Transition Benefit Credits for a given Plan Year pursuant to Article VI, except as otherwise provided below in this definition, the fixed and basic salary or wages, short term incentive payments and commissions paid by a Participating Employer to the Employee during the applicable period, and including premium pay (such as overtime pay, shift differential pay and nightwatch pay), short term disability payments, and draw and guaranteed pay paid to Employees on a commission basis, but excluding any amounts that the Employee receives during periods when he is not a Covered Employee, amounts identified as bonuses or incentive payments (other than the short term incentive payments specified above), fringe benefits (both cash and non-cash), moving expenses, deferred compensation, welfare benefits (other than short-term disability payments), expense allowances, and reimbursements. Notwithstanding the above, Compensation shall be determined prior to giving effect to any salary reduction election made pursuant to a Code section 401(k) or 125 plan maintained by a Participating Employer.

(b) For purposes of determining a Participant’s frozen UCN Annuity Pension Benefit pursuant to Article V of the Plan, the total of an Employee’s salary or wages (prior to January 1, 1996, the total of an Employee’s base rate of pay, bonuses and commissions) paid by the Employer during a Plan Year prior to January 1, 1997 for services actually rendered by the Employee to the Participating Employer. For any Employee participating in a Participating Employer’s 401(k) plan or cafeteria plans, the term Compensation shall include amounts contributed to such plans on behalf of the Employee pursuant to a salary reduction agreement. Compensation does not include contributions to this Plan or any other plan of deferred compensation other than a 401(k) plan (prior to January 1, 1996 nor does it include any types of extra remuneration of whatever nature (except the bonuses or commissions included in the first sentence above for such time period)). If an Employee had participated in a Partner Plan and transferred directly from a Partner to the Participating Employer, “Compensation” includes compensation, similarly determined, paid by the Partner during a Plan Year prior to January 1, 1997. No Compensation paid after December 31, 1996 shall be taken into account in determining a Participant’s frozen UCN Annuity Pension Benefit under the Plan.

(c) For purposes of Article XI and Section 7.02, wages required to be reported on IRS Form W-2, paid to the Employee during the applicable period as defined in Treas. Reg. § 1.415-2(d)(11)(i), including, on or after January 1, 1998, any elective deferral (as defined in section 402(g)(3) of the Code) and any elective contribution or elective deferral that is excluded from gross income under section 125, 132(f)(4) or 457 of the Code. Notwithstanding the foregoing, prior to the Effective Date with respect to a Participant’s UCN Annuity Pension Benefit, for purposes of Article XI and Section 7.02, “Compensation” meant the total remuneration paid to the Participant by the Participating Employer during the Plan Year for personal services actually rendered, after the application of any salary reduction agreement the Participant may have entered into with the Participating Employer, exclusive of Employer contributions to this Plan or any other plan of deferred compensation, amounts realized upon the exercise of a stock option or the lifting of restrictions on restricted stock, amounts realized upon a disqualifying disposition of stock acquired pursuant to an incentive stock option or other qualified stock option or other qualified stock option or other amounts which receive special tax benefits provided in this Section.

(d) For purposes of the definition of “Highly Compensated Employee” for periods on or after January 1, 1998, “compensation,” as such word is defined in section 415(c)(3) of the Code, paid to the Employee for the applicable period.

(e) Effective as of December 12, 1994, for purposes of this definition an Employee’s Compensation will include the Compensation that the Employee would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Employee’s average earnings from the Company or an Affiliated Company for the twelve-month period immediately preceding the Employee’s period of Qualified Military Service); provided, however, that the Employee returns to work within the period during which his right to reemployment is protected by law.

(f) With respect to any Plan Year, only the first $170,000 (or such other amount as may be applicable under section 401(a)(17) of the Code) of the amount otherwise described in subsections (a), (b) and (c) of this definition shall be counted, except that this subsection (f) shall not apply for purposes of Section 7.02 and determining “Key Employees” under Article XI. In determining Compensation for purposes of this limitation, the family aggregation rules of section 401(a)(17)(A) of the Code, as in effect on December 31, 1996, shall apply for Plan Years beginning before January 1, 1997.

Section 2.14 “Contract” shall mean any annuity, pension, retirement income, or insurance contract or policy providing for payment of benefits under the Plan, and any deposit administration or other contract or policy providing for the management of the assets of the Plan by an insurance company.

Section 2.15 “Covered Employee” shall mean, except as provided otherwise in Appendix C for purposes of Appendix C, any individual who is employed by a Participating Employer, other than (i) any person who continues to accrue a benefit under the GTE Service Corporation Plan for Employees’ Pensions, (ii) any person whose terms and conditions of employment are subject to a collective bargaining agreement, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (iii) any person who is a foreign national working in a foreign jurisdiction, (iv) an individual who renders services to a Participating Employer or an Affiliated Company under circumstances in which his or her wages or remuneration is paid by a third party service provider or temporary service agency, regardless of any governmental or judicial determination or holding which characterizes the individual as an employee of a Participating Employer or an Affiliated Company, including without limiting the foregoing, a leased employee as defined in section 414(n) of the Code, (v) an individual hired by a Participating Employer or an Affiliated Company as an independent contractor, consultant, or otherwise as a person who is not an employee for purposes of withholding federal employment taxes, as evidenced by payroll records or a written agreement with the individual, regardless of any contrary governmental or judicial determination or holding which characterizes the individual as an employee of a Participating Employer or an Affiliated Company or (vi) an individual who is employed by Vodafone Americas Asia Inc. or any of its subsidiaries.

Section 2.16 “Early Retirement Date” shall mean with respect to a Participant’s UCN Annuity Pension Benefit, the first day of the month next following the month in which the Participant retires prior to Normal Retirement Age pursuant to Section 8.03(a) or 8.03(b) and with respect to a Participant’s AirTouch Annuity Pension Benefit as specified in Appendix C.

Section 2.17 “Effective Date” shall mean January 1, 2001; provided, however, that when a provision of the Plan states an effective date other than January 1, 2001, such stated specific effective date shall apply as to that provision. Notwithstanding the foregoing, a provision of the Plan stated herein with an effective date prior to January 1, 2001 shall only apply retroactively to Participants in the Plan on such effective date.

Section 2.18 “Employee” shall mean a person who is employed by a Participating Employer or an Affiliated Company. A person who is not otherwise employed by a Participating Employer or Affiliated Company shall be deemed to be employed by any such company if he is a leased employee with respect to whose services such Participating Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

Section 2.19 “Employee Benefits Committee” shall mean the committee appointed pursuant to Section 13.01 to administer the Plan as specified herein.

Section 2.20 “Employment Commencement Date” shall mean, with respect to any person, the first date on which that person performs an Hour of Service as described in Section 2.25(a).

Section 2.21 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any successor statute of similar purpose.

Section 2.22 “Fund” shall mean all of the assets of the Plan at a given time including all assets held by one or more Trustees (or any nominee thereof) under one or more Trust Agreements and all assets held under any other Funding Vehicles.

Section 2.23 “Funding Vehicle” shall mean a Trust Agreement or Contract under which some or all of the assets of the Plan are held and invested.

Section 2.24 “Highly Compensated Employee” shall mean, effective for Plan Years beginning on or after January 1, 1997, an Employee who performs services for a

Participating Employer or an Affiliated Company during the Plan Year for which a determination is being made and who:

(a) was at any time in the Plan Year or the immediately preceding Plan Year a five-percent (5%) owner, as defined in section 416(i) of the Code; or

(b) for the immediately preceding Plan Year received annual Compensation from a Participating Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code.

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

Section 2.25 “Hour of Service” shall mean for any Employee:

(a) An hour for which he is directly or indirectly compensated, or is entitled to be compensated by a Participating Employer or an Affiliated Company, for the performance of duties.

(b) An hour for which he is entitled, either by award or agreement, to back pay from a Participating Employer or an Affiliated Company, irrespective of mitigation of damages.

(c) Each hour for which an Employee is paid, or entitled to payment, by a Participating Employer or an Affiliated Company (either directly or indirectly through a trust fund or insurer) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including long term disability), jury duty, military duty or leave of absence.

(d) Each hour that constitutes part of the Employee’s customary work week during any period of absence in the armed forces of the United States, including, effective December 12, 1994, any period of Qualified Military Service, provided that (i) such absence is with the approval of a Participating Employer or an Affiliated Company or pursuant to a national conscription law, (ii) the Employee receives an honorable discharge, and (iii) the Employee returns to employment with a Participating Employer or an Affiliated Company within 90 days after his release from active service or any longer period during which his right to reemployment is protected by law. Notwithstanding anything in the Plan to the contrary, Hours of Service for periods of Qualified Military Service shall be provided in accordance with section 414(u) of the Code.

(e) Anything to the contrary in subsections (a) through (d) notwithstanding:

(1) For purposes of determining a Participant’s Year of Service with respect to his UCN Annuity Pension Benefit, in lieu of counting an Employee’s actual number of Hours of Service during any computation period or Plan Year, as applicable, the Employee Benefits Committee shall credit each Employee who earns at least one Hour of Service during any week of employment with 45 Hours of Service for each such week.

(2) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

(4) No more than 501 Hours of Service shall be credited to an Employee under subsection (c) of this definition on account of any single continuous period during which no duties are performed by him, except as provided in subsection (d).

(5) No Hours of Service shall be credited twice.

(6) Hours of Service shall be credited at least as liberally as required by the rules set forth in Department of Labor Reg. §2530.200b-2(b) and (c).

(7) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Employer or Affiliated Company that is the recipient thereof.

(8) Except as specified otherwise herein, the number of Hours of Service to be credited to an Employee on account of a period of service with an Affiliated Company shall only include such hours during the period that the employer for whom the services are performed is a Participating Employer or an Affiliated Company.

(9) Hours of Service shall be credited, without duplication, to the extent required by the Family and Medical Leave Act of 1993 and implementing federal regulations.

(10) The Employee Benefits Committee shall determine the number of creditable Hours of Service in any computation period or Plan Year, as applicable, on the basis of any records kept by the Participating Employer that accurately reflect Hours of Service. If any payments (including back pay awards) relate to any period for which no duties are performed, the number of creditable Hours of Service shall equal the number of regularly scheduled working hours upon which the payment is based. If the payment is not calculated on the basis of units of time for which the hours may be determined, the number of creditable Hours of Service shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation before the period during which no duties are performed. In no event, however, shall an Employee be credited with a greater number of Hours of Service than the number of regularly scheduled hours for the performance of services during the applicable period.

(11) Hours of Service shall be credited to the computation period or Plan Year, as applicable, in which the services were performed, the period to which the payments are made when no services are performed, or the period to which back pay awards relate, whichever is applicable.

Section 2.26 “IPO Date” shall mean the date upon which the initial public offering of the common stock of Verizon Wireless Inc., or such other Affiliated Company which serves as the public offering vehicle representing the business of the Partnership, occurs.

Section 2.27 “Interest Credits” shall mean the interest credited to each Participant’s Transition Benefit Account in accordance with Section 6.04.

Section 2.28 “Investment Manager” shall mean any fiduciary (other than a Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an “investment manager” within the meaning of section 3(38) of ERISA.

Section 2.29 “Limitation Year” shall mean the Plan Year.

Section 2.30 “Named Fiduciary” shall mean the Board or its delegate, the Employee Benefits Committee and the Trustee(s). Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement(s). Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

Section 2.31 “Normal Retirement Age” shall mean a Participant’s 65th birthday; provided, however, that with respect to a Participant’s UCN Annuity Pension Benefit, “Normal Retirement Age” shall mean the later of the Participant’s 65th birthday or the fifth anniversary of the Participant’s commencement of participation in the Plan.

Section 2.32 “Normal Retirement Date” shall mean the first day of the month coincident with or next following a Participant’s attainment of Normal Retirement Age.

Section 2.33 “Participant” shall generally mean any person who has been admitted to participation in this Plan pursuant to the provisions of Article III or Appendix C and who is:

(a) a Covered Employee currently eligible to accrue Transition Benefit Credits under Article VI of the Plan (an “Active Participant”);

(b) an Employee who previously was an Active Participant but currently is not because he is no longer employed in a “Covered Employee” status (an Inactive Participant”);

(c) an Employee who is a “Full Accrual Participant” or a “Modified Accrual Participant” (as such terms are defined in Appendix C) currently eligible to accrue benefits pursuant to Appendix C of the Plan ( an “AirTouch Active Participant”);

(d) an individual who previously was an AirTouch Active Participant but currently is not because he is no longer employed as an employee covered under Appendix C of the Plan (an “AirTouch Inactive Participant”);

(e) an Employee with a frozen accrued benefit under Article V of the Plan (a “UCN Frozen Participant”);

(f) a former Active Participant, former AirTouch Active Participant, Inactive Participant, AirTouch Inactive Participant, UCN Frozen Participant or former Covered Employee who has a vested interest under the Plan that has not been distributed in full pursuant to Article X or otherwise (a “Vested Participant”).

Section 2.34 “Participating Employer” shall mean the Company and any other entity listed on Appendix B that adopts this Plan with the consent of the Employee Benefits Committee or the Board or its delegate and the board of directors or other governing body of the entity adopting the Plan. A company shall be considered a Participating Employer only with respect to such period as the company actively participates in the Plan.

Section 2.35 “Partner” shall mean for purposes of making determinations with respect to a Participant’s UCN Annuity Pension Benefit, Rochester Telephone Corporation, New York Cellular Geographic Services Area, Inc. and any other entity that may hereafter become a partner in a Participating Employer.

Section 2.36 “Partner Plan” shall mean for purposes of making determinations with respect to a Participant’s UCN Annuity Pension Benefit, the Rochester Tel Management Pension Plan, Craft Pension Plan-I, Craft Pension Plan-II, NYNEX Management Pension Plan, NYNEX Pension Plan or any other tax-qualified defined benefit pension plan maintained by one or more of the Partners.

Section 2.37 “Partnership” shall mean Cellco Partnership (d/b/a Verizon Wireless), a Delaware general partnership, or any successor thereto; provided, however, that solely for purposes of this Plan, the term “Partnership” shall be deemed to refer to Verizon Wireless Inc. or such other Affiliated Company which serves as the public offering vehicle representing the business of the Partnership, as of the effective date of the transfer of all or substantially all of the employees of the Partnership to Verizon Wireless Inc. or such other Affiliated Company or one or more corporations, partnerships or limited liability companies wholly-owned by Verizon Wireless Inc. or such other Affiliated Company on or at some point after the IPO Date.

Section 2.38 “PBGC” shall mean the Pension Benefit Guaranty Corporation, a corporation within the United States Department of Labor established under the provisions of Title IV of ERISA, or any successor thereto.

Section 2.39 “Period of Severance” shall mean for purposes of vesting in a Participant’s Transition Benefit Credits, a 12-consecutive-month period beginning on an Employee’s Severance Date or any anniversary thereof and ending on the next succeeding anniversary of such Severance Date during which the Employee is not credited with at least one Hour of Service.

In the case of an Employee who is absent from work for “maternity or paternity” reasons, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a Period of Severance. For the purposes of this Section, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for an absence to be considered for “maternity or paternity” reasons under this Section, an Employee shall provide the Employee Benefits Committee information establishing (1) that the absence from work is for reasons set forth in the preceding sentence and (2) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.

Section 2.40 “Plan” shall mean the Verizon Wireless Retirement Plan (prior to the Effective Date, the Upstate Cellular Network Pension Plan) as set forth herein, and as the same may from time to time hereafter be amended.

Section 2.41 “Plan Year” shall mean the calendar year.

Section 2.42 “Postponed Retirement Date” shall mean the first day of the month coincident with or next following the date of a Participant’s Separation from Service subsequent to his Normal Retirement Date.

Section 2.43 “Prior Pension Plan” shall mean the AirTouch Communications Employees Pension Plan or the Upstate Cellular Network Pension Plan, as applicable, as in effect on December 31, 2000.

Section 2.44 “QDRO” shall mean a “qualified domestic relations order” within the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

Section 2.45 “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant, with a benefit payable after the death of the Participant to the surviving Spouse of the Participant for the life of such surviving Spouse, where the periodic benefit payable to such surviving Spouse is 50% of the periodic benefit payable to the Participant during his lifetime, and where the annuity provided is the Actuarial Equivalent of the Participant’s benefit payable in the form of a single life annuity as described in Section 10.02(a)(1) hereof as of his Benefit Payment Date; provided, however, with respect to a Participant’s UCN Annuity Pension Benefit, in no event shall any reduction from the life annuity payable to the Participant exceed 10% of the life annuity amount and if the Participant’s spouse predeceases the Participant, the benefits thereafter payable to the Participant shall revert to the unreduced amount to which the Participant is entitled in accordance with the benefit formula of Article V.

Section 2.46 “Qualified Military Service” shall mean, effective December 12, 1994, any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

Section 2.47 “Qualified Pre-Retirement Survivor Annuity” shall mean an annuity for the surviving Spouse of a Participant in an amount equal to the amount payable to such surviving Spouse if the benefits had been paid as a Qualified Joint and Survivor Annuity. If the Participant dies after his Early Retirement Date the benefit amount shall be determined as if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death. In the case of a Participant who has any vested Accrued Benefit and who dies on or before his Early Retirement Date, the benefit amount shall be calculated as if he had (a) separated from service on his date of death; (b) survived to his Early Retirement Date; (c) retired with an immediate Qualified Joint and Survivor Annuity on his Early Retirement Date; and (d) died on the day after what would have been his Early Retirement Date.

Section 2.48 “Reemployment Commencement Date” shall mean, with respect to any person, the first date following a Severance Date on which that person performs an Hour of Service as described in Section 2.25.

Section 2.49 “Required Beginning Date” shall mean April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the Participant retires.

Section 2.50 “Separation from Service” shall mean, for any Employee, his death, retirement, resignation, discharge, or any absence or event that causes him to cease to be an Employee. An Employee shall not be considered to have had a Separation from Service during a period of Qualified Military Service if he returns to active service with a Participating Employer or Affiliated Company within such period during which his reemployment rights are protected by law.

Section 2.51 “Severance Date” shall mean the earlier of (a) the date an Employee dies or retires, quits or is discharged from the Participating Employer and all Affiliated Companies, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Participating Employer and all Affiliated Companies (with or without pay) for any other reason; provided, however, that if the Employee is on a military leave of absence, under leave granted by the Participating Employer or an Affiliated Company or required by law (effective as of December 12, 1994, including Qualified Military Service), the Employee shall not be considered to have had a Severance Date provided the absent Employee returns to active service with the Participating Employer or Affiliated Company within ninety (90) days of his release from active duty or such shorter or longer period during which his reemployment rights are protected by law.

Section 2.52 “Spouse” shall mean (i) with respect to Sections 2.45 and 2.47 and Article X, the person who is married to the Participant on his Benefit Payment Date, and (ii) with respect to Section 9.02, the person who is married to the Participant on the date of his death. When the word “spouse” is used without an initial capital letter in the Plan, it shall mean the person to whom the Participant is married as of the date of reference.

Section 2.53 “Total Disability” shall mean a disability for which a Participant is eligible for and is receiving disability benefits under the Participating Employer’s Long Term Disability Plan; provided, however, that with respect to a Participant’s UCN Annuity Pension Benefit, “Total Disability” shall mean a physical or mental condition which, in the judgment of the Employee Benefits Committee, based on medical reports and other evidence satisfactory to the Employee Benefits Committee, will permanently prevent a Participant from satisfactorily performing his usual duties for the Participating Employer.

Section 2.54 “Transition Benefit Account” shall mean the bookkeeping account maintained with respect to a Participant in accordance with Section 6.01 to track the Participant’s Accrued Benefit under the Plan attributable to Transition Benefit Credits and Interest Credits that may be credited in the manner described in the Plan. As more fully described in Section 6.01 of the Plan, a Transition Benefit Account does not represent a separately funded account, or an account into which any assets are segregated for an individual Participant, but rather a record of the Participant’s Accrued Benefit under the Plan attributable to Transition and Interest Credits described above.

Section 2.55 “Transition Benefit Credits” shall mean the dollar credits, if any, credited to a Participant’s Transition Benefit Account in accordance with Section 6.03.

Section 2.56 “Trust Agreement” shall mean an instrument executed by the Company and a Trustee for purposes of providing a vehicle for investment of the assets of the Plan.

Section 2.57 “Trustee” shall mean a party or parties appointed by the Company to hold all or part of the assets of the Plan and each of their respective successors.

Section 2.58 “UCN Annuity Pension Benefit” shall mean the portion of a Participant’s Accrued Benefit under the Plan that was frozen as of December 31, 1996 pursuant to Article V and which shall remain expressed as an annuity in the normal form described in Section 10.02(a)(1).

Section 2.59 “Year of Service” shall mean the service credited to an Employee for purposes of determining the Employee’s nonforfeitable interest in and eligibility to receive payment of his UCN Annuity Pension Benefit under the Plan, credited as described in Article IV.

Section 2.60 “Year of UCN Participation” shall mean the service credited to an Employee for purposes of determining the amount of the Employee’s UCN Annuity Pension Benefit under the Plan, credited as described in Article IV.

Section 2.61 “Year of Vesting Service” shall mean the service credited to an Employee for purposes of determining the Employee’s nonforfeitable interest in amounts credited to his Transition Benefit Account under the Plan, credited as described in Article IV.

ARTICLE III

ELIGIBILITY FOR PARTICIPATION

Section 3.01 Transition Benefit Participation.

(a) Eligibility to Participate. Each Employee who was employed on December 31, 2000 by an employer that became a Participating Employer on or before the Effective Date or was employed on December 31, 2000 by PrimeCo Personal Communications LP, Bell Atlantic Cellular Consulting Group Inc., Verizon Wireless of the Southeast, Inc., or Vodafone Americas Asia Inc. and was transferred to a Participating Employer (other than Vodafone Americas Asia Inc.) as of January 1, 2001 shall be an Active Participant for purposes of Article VI of the Plan as of the Effective Date, if he is then a Covered Employee. Any other Employee hired by a Participating Employer on or after January 1, 2001 shall be ineligible to participate in the Plan as an Active Participant for purposes of Article VI, even if he is otherwise a Covered Employee, a Participant with a UCN Annuity Pension Benefit or a Participant with an AirTouch Annuity Pension Benefit. See Section 3.02 below for eligibility rules applicable to a Participant with a UCN Annuity Pension Benefit. See Appendix C for eligibility rules applicable to a Participant with an AirTouch Annuity Pension Benefit.

(b) Recommencement of Participation. An Active Participant who ceases to be a Covered Employee shall once again become an Active Participant for purposes of Article VI of the Plan on the date on which he resumes his status as a Covered Employee.

(c) Transfer to Non-Covered Employment. If a Participant ceases to be a Covered Employee but remains in the employ of a Participating Employer or an Affiliated Company, he shall remain a Participant, but shall accrue no benefits hereunder for service rendered or hours worked while he is not a Covered Employee.

Section 3.02 UCN Annuity Pension Benefit. With respect to a UCN Annuity Pension Benefit, no person who was not a Participant on December 31, 1995 shall be eligible to commence participation in the Plan.

ARTICLE IV

CREDITING OF SERVICE

Section 4.01 Crediting of Service for Transition Benefit Credits. The following rules shall apply for calculating service under this Plan with respect to amounts credited to a Participant’s Transition Benefit Account:

(a) Crediting Years of Vesting Service. Except as provided otherwise in Section 4.03, an Employee shall be credited with full and partial Years of Vesting Service for the period from his Employment Commencement Date or Reemployment Commencement Date to his Severance Date. Years of Vesting Service shall be calculated on the basis of twelve (12) consecutive months of employment equal one year. For this purpose, periods of less than twelve (12) consecutive months which are not disregarded under Section 4.03 shall be aggregated on the basis that thirty (30) days equal one completed month or one-twelfth ( 1/12) of a year and twelve (12) completed months equal one year. After aggregation, any period of service of less than thirty (30) days shall be treated as a completed month. The following additional rules shall apply in calculating Years of Vesting Service under this subsection:

(1) If an Employee retires, quits, is discharged, or otherwise experiences a Separation from Service, the period commencing on the Employee’s Severance Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within twelve (12) consecutive months of the date on which he last performed an Hour of Service;

(2) If the Employee is absent from work for a reason other than one specified in Paragraph (1) above and within twelve (12) months of the first day of such absence, the Employee retires, quits, discharged, or otherwise experiences a Separation from Service, the period commencing on the first day of such absence and ending on the first day he again performs an Hour of Service shall be taken into account, if such day is within twelve (12) months of the date his absence began;

(3) Except to the extent specified in Paragraph (4) below, service with an Affiliated Company before it becomes or after it ceases to be an Affiliated Company shall be disregarded except to the extent otherwise specified by action of the Board; and

(4) Years of vesting service credited as of December 31, 2000 for an Active Participant under the Verizon Wireless Savings and Retirement Plan, another 401(k) plan sponsored by a Participating Employer or a subsidiary thereof, under a Prior Pension Plan, or otherwise counted under the Plan for vesting purposes shall be counted as Years of Vesting Service under this Plan (except any such service which has been disregarded pursuant to the break in service rules contained in such plan) with

(5) Years of vesting service shall continue to be credited if an Active Participant is transferred to a partner of a Participating Employer.

(6) Years of vesting service shall include a Participant’s service with a Participating Employer that was not counted under the Plan for purposes of determining the Participant’s eligibility for a UCN Annuity Pension Benefit.

Section 4.02 Crediting of Service for UCN Annuity Pension Benefit. The following rules shall apply for calculating service under this Plan with respect to a Participant’s UCN Annuity Pension Benefit:

(a) Crediting Years of Service. Except as provided otherwise in Sections 4.04 and 5.03, an Employee shall be credited with a Year of Service for each Plan Year during which the Employee completes at least 1,000 Hours of Service with a Participating Employer or an Affiliated Company. In the case of an Employee who was employed by a Partner immediately preceding his employment with the Participating Employer, a Year of Service shall include each calendar year in which the Employee completed at least 1,000 Hours of Service with the Partner, provided that no such additional service credited under an early retirement incentive of a Partner Plan shall be credited under this Plan. Except to the extent specified in this Section 4.02(a) and Section 5.03, service with an Affiliated Company before it becomes or after it ceases to be an Affiliated Company shall be disregarded except to the extent otherwise specified by action of the Board. Notwithstanding the foregoing, Years of Service for periods after December 31, 2000 shall be determined using the elapsed time method described in Section 4.01(a) (but disregarding Sections 4.01(a)(4), (5) and (6)).

(b) Crediting Years of UCN Participation. Except as provided otherwise in Sections 4.04 and 5.03, an Employee shall be credited with a Year of UCN Participation for each Plan Year after the original Effective Date of the Plan, but prior to January 1, 1997, during which the Employee is in a class of employment eligible to participate in the Plan under the terms of the Plan as in effect during such period and the Employee completes at least 1,000 Hours of Service with a Participating Employer. In the case of a Participant who was covered by a Partner Plan and who was transferred prior to January 1, 1997 directly to a Participating Employer from the Partner, the term Year of UCN Participation includes each year during which the Employee accrued a benefit under the Partner Plan, provided that no such additional service credited under an early retirement incentive of a Partner Plan shall be credited under this Plan. Except to the extent specified in this Section 4.02(b) and Section 5.03, service with a Participating Employer before it becomes or after it ceases to be a Participating Employer shall be disregarded except to the extent otherwise specified by action of the Board.

(c) Post-Freeze Service. Notwithstanding anything herein to the contrary, no service with a Participating Employer or any Affiliated Company after December 31, 1996 shall be taken into account under this Plan for the purpose of calculating the amount of a person’s UCN Annuity Pension Benefit, but such service shall be taken into account as Years of Service for purposes of determining eligibility for payment of a Participant’s UCN Annuity Pension Benefit.

Section 4.03 Treatment of Years of Vesting Service Upon Reemployment for Amounts Credited to Transition Benefit Accounts. Upon an individual’s reemployment as a Covered Employee after a Separation from Service, he shall retain credit for the Years of Vesting Service he had earned prior to his Severance Date; provided, however, if the Participant has incurred a Period of Severance, Years of Vesting Service completed prior to the Period of Severance shall be disregarded upon the Participant’s reemployment as a Covered Employee, if:

(a) The Participant had no vested interest in his Accrued Benefit under the Plan at the time of his Severance Date, and

(b) The Participant’s number of consecutive Periods of Severance experienced by the Participant (including in such series of Periods of Severance the Period of Severance with regard to which a determination is being made as to whether prior Years of Vesting Service are disregarded hereunder) equal or exceed the greater of:

(1) five (5) or

(2) the number of Years of Vesting Service, other than cancelled service, completed by the Employee, prior to his Period of Severance.

Section 4.04 Treatment of Service Upon Reemployment for UCN Annuity Pension Benefit Purposes. Upon an individual’s reemployment as a Covered Employee after a Separation from Service, he shall retain credit for the Years of UCN Participation and Years of Service he had earned prior to his Break in Service, except as follows:

(a) Treatment of Years of Service. If the Participant has incurred a Break in Service, Years of Service completed prior to the Break in Service shall be disregarded upon the Participant’s reemployment, if:

(1) The Participant had no vested interest in his Accrued Benefit under the Plan at the time of his Break in Service, and

(2) The number of consecutive Breaks in Service experienced by the Participant (including in such series of Breaks in Service, the Breaks in Service with regard to which a determination is being made as to whether prior Years of Service are disregarded hereunder) equal or exceed the greater of:

(A) five (5) or

(B) the number of Years of Service, other than cancelled service, completed by the Employee, prior to his Break in Service.

(3) Notwithstanding the foregoing, if a Participant’s Vesting Service is disregarded pursuant to this Section 4.04(a), such Vesting Service shall be restored if he completes five Years of Service following his Reemployment Commencement Date, if he is then a Covered Employee.

(b) Cash-Outs. Years of UCN Participation and Years of Service completed prior to any Break in Service, where the Participant has received or is deemed to receive a single-sum settlement of his entire vested Accrued Benefit pursuant to Section 10.01 or Section 10.03(a)(3), shall be disregarded upon a Participant’s reemployment; provided, however, that:

(1) Years of UCN Participation and Years of Service of a Participant described in the preceding portion of this sentence who has been deemed to receive a distribution of his entire vested Accrued Benefit of zero dollars shall not be disregarded pursuant to this Section if the Participant again becomes a Covered Employee at a time when the number of consecutive Breaks in Service experienced by the Participant is less than 5; and

(2) Years of UCN Participation and Years of Service of a Participant described in the preceding portion of this sentence who has received a distribution of his entire vested Accrued Benefit pursuant to Section 10.01 or 10.03(a)(3) shall not be disregarded pursuant to this Section if the Participant again becomes a Covered Employee and repays the full amount of the cash-out distribution plus interest from the date of distribution to the date of repayment, compounded annually at the rate of 120% of the federal mid-term rate (as in effect under section 1274 of the Code for the first month of a Plan Year (or such other rate as may be provided in ERISA regulations) per annum before the Participant has five (5) consecutive one year Breaks in Service beginning after the distribution.

Section 4.05 Special Rules. Notwithstanding anything in Section 4.01 or 4.02 to the contrary, and subject to provisions of Section 4.03 and 4.04 (as applicable), service credited, if any, for purposes of a Participant’s AirTouch Annuity Pension Benefit shall be credited as described in Appendix C.

ARTICLE V

UCN ANNUITY PENSION BENEFIT FORMULA

Section 5.01 Calculation of UCN Annuity Pension Benefit. The annual rate of retirement income benefit with respect to a Participant’s UCN Annuity Pension Benefit commencing on the Participant’s Normal Retirement Date shall be the sum of (a) and (b) less, where pertinent, (c) where:

(a) equals 1.39 percent times the Participant’s Years of UCN Participation times the Participant’s average annual Compensation during the five (for all Participants on the active payroll on or after December 31, 1995, three) consecutive Years of Participation (or during all Years of UCN Participation if less than the foregoing applicable number of Years of Participation) during which the Participant was paid the highest annual Compensation but not to exceed the Social Security Wage Base in effect during the calendar year preceding retirement; plus

(b) equals 1.54 percent times the Participant’s Years of UCN Participation times the average of his last five (for all Participants on the active payroll on or after December 31, 1995, three) years (or all Years of UCN Participation if less than the foregoing applicable number of Years of Participation) of Compensation preceding retirement in excess of the Social Security Wage Base in effect during the calendar year preceding retirement; less

(c) equals, for persons whose Years of UCN Participation in (a) or (b) above take into account service under a Partner’s Plan, the benefit payable to the Participant under the Partner’s Plan expressed in terms of a life annuity benefit payable at the same time as the benefit payable under this Plan and using the same actuarial equivalent factors used under this Plan.

This formula benefit is computed on the basis of the benefit being payable in the form of an annuity for the life of the Participant with no further payments after his death. The actual amount of accrual or monthly benefit shall depend on the actual form of payment being paid in accordance with Article X which shall, in any event, be a benefit of actuarially equivalent value of the rate determined under this Section 5.01.

Section 5.02 UCN Annuity Pension Benefit. A Participant’s UCN Annuity Pension Benefit at any particular point in time shall equal his Section 5.01 formula benefit based upon his Compensation and Years of UCN Participation as of the date such portion of his Accrued Benefit is being determined.

Section 5.03 UCN Annuity Pension Benefit Transfer Policy.

(a) Where the Code Does Not Treat this Plan and Another Plan as a Single Plan. If a Participant ceases to be an active Participant in this Plan prior to the Effective Date because he has been transferred to the employ of an Affiliated Company that maintains a defined benefit pension plan, his UCN Annuity Pension Benefit under this Plan together with an allocable portion of the Plan’s assets shall be transferred to the plan maintained by the Affiliated Company. The transfer of assets and liabilities shall be made at such time and pursuant to such terms and conditions as the Employee Benefits Committee may determine in accordance with applicable law.

If an Employee who became an active Participant in this Plan prior to the Effective Date has an accrued benefit under a defined benefit pension plan maintained by an Affiliated Company, the Employee Benefits Committee shall accept a transfer of such accrued benefit, together with an allocable portion of the other plan’s assets at such time and pursuant to such terms and conditions as the Employee Benefits Committee may determine in accordance with applicable law. In the event of such transfer, the Participant’s benefits shall be determined pursuant to the terms of this Plan taking into account all of the Participant’s compensation and service credited under the Affiliated Company’s plan as of the date of transfer. If this Plan has a career pay formula, current and future benefit accruals shall be determined under this Plan’s formula while a Participant’s past service benefit shall equal the accrued benefit transferred to the Plan.

In no event shall a Participant’s UCN Annuity Pension Benefit under this Plan be less than the accrued benefit he earned under the Affiliated Company’s plan as of the date such benefit is transferred to the Plan, including early retirement benefits, retirement-type subsidies and optional forms of benefits, all as determined pursuant to Code section 411(d)(6) regulations thereunder.

A Participant in this Plan shall be credited with all Years of Service with the Employer and with any Affiliated Company for purposes of eligibility, vesting and entitlement to benefits, whether or not the Participant had an accrued benefit in another plan that has been transferred to this Plan.

(b) Transfer to a Partner. If a Participant is transferred prior to the Effective Date from the Participating Employer directly to a Partner, the Participant may elect to transfer his UCN Annuity Pension Benefit under this Plan and assets equivalent to the present value of his UCN Annuity Pension Benefit (using the PBGC required interest rate in effect on the first day of the Plan Year in which the transfer is elected) to the Partners’ defined benefit pension plan. Any such transfer shall be subject to the terms and conditions of the Partner’s Plan.

Section 5.04 UCN Annuity Pension Benefit Freeze. Notwithstanding anything herein to the contrary, all UCN Annuity Pension Benefits under the Plan as of December

31, 1996 shall be frozen as of such date and no further UCN Annuity Pension Benefits shall accrue after December 31, 1996.

Section 5.05 20% UCN Annuity Pension Benefit Increase. Each Plan Participant who is on the active payroll as of January 1, 1996 who has five or more Years of Service under this Plan upon the earlier of (a) termination of employment or (b) December 31, 1996, shall have his UCN Annuity Pension Benefit at the earlier of (1) termination of employment or (2) December 31, 1996 increased by 20%. For this purpose, an eligible Participant’s UCN Annuity Pension Benefit shall include the three year average and compensation changes described in Section 5.01 above.

ARTICLE VI

TRANSITION BENEFIT ACCOUNTS AND CREDITS

Section 6.01 Establishment of Transition Benefit Account. A Transition Benefit Account shall be established and maintained for each Active Participant and credits shall be made to such Account in accordance with the provisions of this Article VI. The Transition Benefit Accounts established and maintained hereunder are for bookkeeping purposes only and shall not be construed as creating for any Employee a right to specific assets of the Plan.

Section 6.02 Allocations to Transition Benefit Account. Transition Benefit Credits and Interest Credits generally shall be allocated to the Transition Benefit Account of an Active Participant in accordance with this Section 6.02 until such Participant’s Benefit Payment Date. Transition Benefit Credits and Interest Credits with respect to a Participant’s period of Qualified Military Service shall be provided in accordance with section 414(u) of the Code.

(a) Allocation of Transition Benefit Credits. The Transition Benefit Account of each Active Participant who completes a Year of Participation during a Plan Year shall be increased as of the last day of such Plan Year, or, if earlier, as of the Participant’s Benefit Payment Date, by the amount of Transition Benefit Credits allocable under Section 6.03.

(b) Allocation of Interest Credits. Interest Credits on the balance of each Participant’s Transition Benefit Account shall be allocated to the Participant’s Transition Benefit Account as of the last day of the Plan Year in accordance with Section 6.04. Interest Credits shall continue to be allocated to the Transition Benefit Account of a Participant who has incurred a Separation from Service until such Participant’s Benefit Payment Date and the applicable interest crediting rate shall be prorated for any interest computation period shorter than a Plan Year.

Section 6.03 Transition Benefit Credits. Each Plan Year, Transition Benefit Credits shall be credited to the Transition Benefit Account of each Active Participant who completes a Year of Participation during such Plan Year in an amount equal to 2 percent of his Compensation.

Section 6.04 Interest Credits. Each Participant’s Transition Benefit Account shall be credited with interest based on the balance of the Participant’s Transition Benefit Account and an interest rate equal to the annual rate of interest on 30-year Treasury securities (or any replacement index specified by the Secretary of the Treasury under section 417(e)(3)(A)(ii)(II) of the Code) for the second month prior to the first day of the applicable Plan Year, compounded annually. If an Active Participant has a Separation of Service during a Plan Year, he shall receive a prorated portion of the Interest Credit equal to the Interest Credit for the Plan Year multiplied by a fraction, the numerator of which is the number of full months of employment the Participant completed prior to his Separation from Service and the denominator of which is 12. Such interest shall be credited to the Participant’s Transition Benefit Account prior to the crediting of Transition Benefit Credits under Section 6.03 with respect to such Plan Year.

Section 6.05 Termination of Transition Benefit Account. A Participant’s Transition Benefit Account shall be terminated as follows:

(a) Commencement of Distribution. If distributions commence under Article X to the Participant, the Participant’s Transition Benefit Account shall be terminated as of the Participant’s Benefit Payment Date.

(b) Death of a Participant. If a Participant dies prior to the Benefit Payment Date at a time when the Participant was fully vested in his Transition Benefit Account, the Participant’s Transition Benefit Account shall cease to exist upon commencement of the death benefit described in Section 9.02 or 9.03.

(c) Separation from Service Prior to Vesting. A Participant’s Transition Benefit Account shall be eliminated if a non-vested Participant is deemed to have received a zero-dollar distribution of the Participant’s entire nonforfeitable Accrued Benefit as of the Participant’s Separation from Service in accordance with Section 10.01, provided that the Transition Benefit Account shall be restored if the Participant has a Reemployment Commencement Date prior to the date on which the Participant incurs a Period of Severance of five consecutive years. In such a case, the Transition Benefit Account shall be restored to the same balance it would have had if it had never been eliminated, taking into account the Interest Credits which would have accrued in the interim.

ARTICLE VII

ACCRUED BENEFIT

Section 7.01 Accrued Benefit. Subject to the rules prohibiting cut-backs under Appendix C with respect to portability benefits and except as provided in Section 7.02 (Code Section 415 Limits), a Participant’s Accrued Benefit under the Plan shall be equal to the Participant’s Transition Benefit Account, if any, plus the following pension benefits, if any:

(a) The UCN Annuity Pension Benefit determined pursuant to Article V; and

(b) The AirTouch Annuity Pension Benefit determined pursuant to Appendix C.

Section 7.02 Maximum Benefit Limitations.

(a) Maximum Benefit Limitations. A Participant’s Accrued Benefit under the Plan shall not exceed the amount set forth in section 415 of the Code, the limitations of which are hereby incorporated by reference to the Plan. For purposes of this Section 7.02, the term “compensation” for a Limitation Year is defined in Section 2.13(c) of the Plan.

(b) Combined Plans and Affiliated Companies Limitations.

(1) If the Participant is a participant in any other qualified defined benefit pension plan sponsored by a Participating Employer or an Affiliated Company, the Participant’s pension benefit under such other plan shall be aggregated with his projected benefit under the Plan, and the benefit under the Plan and such other plan shall be reduced proportionally, to the extent necessary, so that the aggregate of such benefits does not exceed the limitations set forth in this Section.

(2) If the Participant is a participant in one or more qualified defined contribution plans sponsored by a Participating Employer or an Affiliated Company, his benefit under the Plan and any other defined benefit plan sponsored by a Participating Employer or an Affiliated Company shall be reduced proportionally, to the extent necessary, to meet the combined plan limits of section 415(e) of the Code; provided, however, that prior to the Effective Date, the Employee Benefits Committee in its discretion reduced any such contributions or other benefits, including UCN Annuity Pension Benefits, to the extent necessary to meet the combined plan limits of section 415(e) of the Code; and provided, further that the Accrued Benefit of a Participant who is credited with an Hour of Service on or after January 1, 2000 shall not be reduced to meet such limit with respect to payments due on or after January 1, 2000.

(c) Cost of Living Adjustments. If the maximum dollar limitation under this Section 7.02 and under section 415 of the Code is increased in accordance with cost of living adjustments pursuant to section 415 of the Code, all UCN Annuity Pension Benefits in pay status that are subject to such limitation shall increase to the maximum level permitted taking into account the cost of living adjustment, provided that in no event shall a Participant’s UCN Annuity Pension Benefit be increased to more than the level of the Participant’s UCN Annuity Pension Benefit under the Plan calculated without regard to the Code’s dollar limitation.

ARTICLE VIII

RETIREMENT BENEFITS

Section 8.01 Normal Retirement Benefits. Each Participant who has a Separation from Service upon attaining Normal Retirement Age shall be entitled to receive a monthly pension commencing as of his Normal Retirement Date equal to the Participant’s Accrued Benefit or its Actuarial Equivalent in a form set forth in Article X. Each Participant shall have a fully vested and nonforfeitable interest in his Accrued Benefit upon attainment of Normal Retirement Age while an Employee.

Section 8.02 Postponed Retirement Benefits. In the event that the Participant remains an Employee after his Normal Retirement Date, he shall be entitled to a monthly pension commencing as of his Postponed Retirement Date. The Participant’s benefit commencing as of the date described in the preceding sentence shall equal his Accrued Benefit (or the Actuarial Equivalent in a form set forth in Article X) determined as of his Postponed Retirement Date; provided, however, that a Participant’s UCN Annuity Pension Benefit shall be equal to the Section 5.01 formula benefit using the Participant’s relevant service and Compensation as of the earlier of the date he terminates employment or December 31, 1996. No actuarial adjustment shall be made to account for the benefit payments commencing after Normal Retirement Age provided, however, for any Participant whose Required Beginning Date is April 1 of the calendar year after the year in which he incurs a Separation from Service, an Actuarial Equivalent adjustment to reflect commencement of payments after April 1 following the calendar year in which he attained age 70 1/2. The Actuarial Equivalent adjustment described in the preceding sentence for any year shall reduce (but not below zero) any increase in the Participant’s Accrued Benefit for the year attributable to additional Transition Benefit Credits and Interest Credits.

Section 8.03 UCN Early and Disability Retirement Pension Benefits.

(a) Unreduced UCN Early Retirement Pension Benefit. A Participant who reaches age 55 and completes at least 20 Years of Service or who completes at least 30 Years of Service, regardless of his age, may elect early retirement with respect to his UCN Annuity Pension Benefit. The amount of his UCN Annuity Pension Benefit payable as an early retirement benefit shall be determined in accordance with Article V using the Participant’s relevant service and Compensation as of the earlier of the date he terminates employment or December 31, 1996. This benefit shall be payable on the Participant’s Early Retirement Date without reduction to take account of its being paid prior to Normal Retirement Age.

(b) Reduced UCN Early Retirement Pension Benefit. Each Participant who reaches age 50 but not 55 and who has completed at least 25 Years of Service may also elect early retirement with respect to his UCN Annuity Pension Benefit. The amount of this benefit shall be determined in accordance with Article V using the Participant’s relevant service and Compensation as of the earlier of the date he terminates employment or December 31, 1996. If the benefit is payable prior to age 55 it shall be reduced by 0.5 percent for each calendar month or part thereof by which his age at Separation from Service is less than 55 years.

(c) Eligibility for UCN Retirement Benefits. Notwithstanding anything herein to the contrary, for purposes of determining whether a Participant has met the age and service requirements for payment of his UCN Annuity Pension Benefit as an unreduced and reduced early retirement benefits, the age requirements and the service requirements shall be reduced by three for each Participant on the active payroll on or after December 31, 1995. For example, if an unreduced benefit is normally available for Participants who have reached age 55 and have 20 Years of Service, under this enhancement, the requirement shall be reduced to age 52 with 17 Years of Service.

(d) Eligibility for UCN Retirement Benefits Pending NYNEX Corporation Pension Plan Eligibility. Effective as of [January 1, 1997], a Participant with a benefit under the NYNEX Corporation Pension Plan shall be eligible for an unreduced pension under this Plan if the requirements described above are met equal for the Participant’s UCN Annuity Pension Benefit and the unreduced pension benefit that the Participant would be eligible to receive under the NYNEX Corporation Pension Plan as if he met such eligibility requirements; provided, however, that such unreduced pension shall terminate when the Participant otherwise satisfies the eligibility requirements for an unreduced pension under the NYNEX Corporation Pension Plan.

(e) UCN Early Retirement Pension Benefit Commencement.

(1) A Participant described in subsection (a), (b), (c), or (d) above may elect in writing, no earlier than 90 days prior to his Benefit Payment Date and in no event earlier than the date he receives the explanation described in Section 10.02(b)(4), to receive, in lieu of the benefit starting as of his Normal Retirement Date, a benefit determined as described in subsection (a), (b), (c), or (d) above hereof (or its Actuarial Equivalent in a form set forth in Article X) starting as of his Early Retirement Date or the first day of any month thereafter prior to his Normal Retirement Date. A Participant’s Benefit Payment Date shall not occur earlier than 30 days after the Participant receives the explanation described in Section 10.02(b)(4).

(f) UCN Annuity Disability Benefit. A Participant with 15 Years of Service who has a Separation from Service on account of Total Disability before he is eligible for a normal or early UCN retirement benefit shall be entitled to receive a disability pension benefit commencing at what would have been the Participant’s Normal

Retirement Date. The amount of this benefit shall be determined in accordance with Article V using the Participant’s relevant service and Compensation as of the earlier of the date he has a Separation from Service or December 31, 1996.

Section 8.04 Deferred Vested Benefit.

(a) Transition Benefit Account. A Participant who has a Separation from Service prior to the time he is eligible to retire on a Normal Retirement Date but after he has completed three (3) or more Years of Vesting Service or suffered a Total Disability shall be fully vested and entitled to receive his Transition Benefit Account as a monthly pension commencing as of his Normal Retirement Date in an amount which, subject to Section 7.02, is equal to his Transition Benefit Account (or its Actuarial Equivalent in a form set forth in Article X), determined as of his Separation from Service with Interest Credits until the Participant’s Benefit Payment Date; unless it is cashed out earlier in accordance with Section 10.01 or, at the Participant’s election, is paid at a date on or before the Participant’s Normal Retirement Age.

(b) UCN Annuity Pension Benefit. A Participant who has five or more Years of Service and has a Separation from Service before he is eligible for a normal or an early retirement benefit as described in Section 8.03(a) or (b), as modified by (c) or (d) (if applicable) shall be entitled to receive a deferred vested benefit with respect to his UCN Annuity Pension Benefit. The amount of this benefit shall be equal to the Participant’s UCN Annuity Pension Benefit as of the earlier of the date he terminates employment or December 31, 1996. This deferred vested benefit shall be paid commencing on what would have been the Participant’s Normal Retirement Date unless it is cashed out earlier in accordance with Section 10.01 or, at the Participant’s election, is paid at what would have been the Participant’s Early Retirement Date, providing that the Participant has sufficient service and has reached the age or ages prescribed in Sections 8.03 (a) or (b) as modified by (c), which ever is applicable. If a Participant elects to have his deferred vested benefit paid prior to Normal Retirement Age, the monthly benefit shall be reduced to the Actuarial Equivalent of the benefit which would have been payable at his Normal Retirement Date. All UCN Annuity Pension Benefits accrued under the Plan as of December 31, 1996 shall become or shall remain 100% vested.

(c) Deferred Vested Benefit Commencement.

(1) A Participant who satisfies the requirements in subsection (a) may elect in writing, no earlier than 90 days prior to his Benefit Payment Date and in no event earlier than the date he receives the explanation described in Section 10.02(b)(4), to receive, in lieu of the benefit starting as of his Normal Retirement Date, a benefit starting, or payable, as of the first day of the month coincident with or next following his Separation from Service, or the first day of any month thereafter but no later than his Normal Retirement Age, which benefit shall be the Actuarial Equivalent of his Transition Benefit Account and payable in a form set forth in Article X.

(2) A Participant who satisfies the requirements in subsection (b) may elect in writing, no earlier than 90 days prior to his Benefit Payment Date and in no event earlier than the date he receives the explanation described in Section 10.02(b)(4), to receive, in lieu of the benefit starting as of his Normal Retirement Date, a benefit starting, or payable, as of the earlier date set forth in subsection (b), which benefit shall be the Actuarial Equivalent of his UCN Annuity Pension Benefit which would have been payable at this Normal Retirement Date and payable in a form set forth in Article X.

(3) Notwithstanding the foregoing, a Participant’s Benefit Payment Date shall not occur earlier than 30 days after the Participant receives the explanation described in Section 10.02(b)(4).

Section 8.05 Failure to Elect Payment by Normal Retirement Age. If a Participant (a) who was formerly an Active Participant, (b) who incurred a Separation from Service after becoming vested in his Accrued Benefit, and (c) who has not received a complete distribution of his Accrued Benefit, fails to elect to receive payment in a particular optional form of payment described in Section 10.03 by the date the Participant attained Normal Retirement Age, then the Employee Benefits Committee may commence payment in the automatic form of benefit described in Section 10.02(a)(1) or (2), as applicable in accordance with Section 15.01 of the Plan.

Section 8.06 Normal Retirement Benefit. The amount of the normal retirement benefit provided shall be the greater of what a Participant or Vested Participant could have received under the early retirement provisions of the Plan or the benefit commencing at his Normal Retirement Date.

Section 8.07 Benefits Not Affected by Subsequent Social Security Changes. Any benefits which are being paid to a Participant or Beneficiary under this Plan and the vested benefit of a Participant who has separated from the service of a Participating Employer shall not be decreased by reason of any post-separation increase in the benefit levels or the wage base under Title II of the Social Security Act effective after the later of September 2, 1974, or the date of first receipt of any benefit provided by this Plan. In the case of a Participant who separates from the service of a Participating Employer with a vested benefit and who returns to employment and participation in the Plan, his vested benefit shall not be decreased by reason of any post-separation increase in Social Security benefit levels or the wage base effective after September 2, 1974, and during separation from service which would decrease the benefits to which he would have been entitled had he not returned to service after his separation.

ARTICLE IX

DEATH BENEFITS

Section 9.01 Death after Benefit Payment Date. In the event of the death of a Participant whose benefits are in “pay status” (i.e., after his Benefit Payment Date), the death benefit shall be determined by the form of payment in effect for the Participant at the time of his death.

Section 9.02 Death Prior to Benefit Payment Date.

(a) UCN Pension Death Benefit. Upon the death of a Participant with a UCN Annuity Pension Benefit who dies prior to his Benefit Payment Date and who dies after becoming vested in his Accrued Benefit, his surviving Spouse shall be entitled to a Qualified Pre-Retirement Survivor Annuity. In the case of a Participant who attained his Early Retirement Date on or before his date of death, this benefit may commence as early as the first day of the month next following the date of death. In other cases, the benefit may commence as early as the first day of the month following what would have been the Participant’s Early Retirement Date.

(b) Transition Benefit Account Death Benefit. If a Participant dies prior to his Benefit Payment Date and the Participant was vested in his Accrued Benefit, which consists of a Transition Benefit Account or a Transition Benefit Account and a UCN Annuity Pension Benefit, then the Transition Benefit Account death benefit shall be payable in accordance with this Section 9.02 (b) to the Participant’s Spouse or if the Participant has no Spouse, his Beneficiary.

(1) Amount of Death Benefit. As applied to any or all of a deceased Participant’s benefit which existed in the form of a Transition Benefit Account at the time of death, the amount of the Transition Benefit Account death benefit shall be determined as follows:

(A) If the Transition Benefit Account death benefit is payable in the form of a single-sum distribution, then the aggregate amount of the benefit shall be equal to the single-sum distribution which the Participant would have been eligible to receive if the Participant had a Separation from Service on the date of death, survived to the Benefit Payment Date, and elected a benefit in the form of a single-sum distribution.

(B) If the Transition Benefit Account death benefit is payable in the form of a single life annuity, then the amount shall be the Actuarial Equivalent of the Participant’s Transition Benefit Account on the Benefit Payment Date, based on the age of the designated Beneficiary on the Benefit Payment Date.

(2) Form of Payment. A Participant’s Spouse may elect to receive the Transition Benefit Account death benefit described in (b)(1) above either in the form of a single life annuity or in the form of a single-sum distribution. If the Participant does not have a Spouse, the Transition Benefit Account death benefit described in (b)(1) above payable to the Participant’s Beneficiary shall be paid solely in the form of a single-sum distribution. An election by the Spouse to receive a single-sum distribution must be made by notification to the Employee Benefits Committee within the 90-day period ending on the Benefit Payment Date. Any election for a single-sum distribution may be revoked by the Spouse during the specified election period. Such revocation shall be effected by written notification to the Employee Benefits Committee. Following such revocation, another election may be made at any time during the specified 90-day election period.

(3) Benefit Payment Date. The Benefit Payment Date for the Transition Benefit Account death benefit shall be the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article X, or (B) the first day of the month following the month in which the Participant’s death occurs, unless the Spouse is the sole Beneficiary and elects, in writing, to defer payment until the later of (i) the Participant’s Normal Retirement Date or (ii) the first day of the month following the month in which the Participant’s death occurs. If the Beneficiary is the estate, a trust or one or more designated Beneficiaries, then the Beneficiary(ies) shall have no right to defer the Benefit Payment Date in the manner stated above.

Section 9.03 Small Cash Balance Death Benefits. Notwithstanding any other provision of this Article IX, if the death benefit payable on behalf of a deceased Participant has a single-sum distribution value of $5,000 or less ($3,500 or less prior to January 1, 1998) as of the Benefit Payment Date, such benefit shall be distributed to the Participant’s Beneficiary determined pursuant to Section 10.11 as soon as practicable following the Participant’s death in the form of a single-sum distribution.

Section 9.04 Minimum Distribution Requirements. Distributions under the Plan shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements.

Section 9.05 Sickness Death Benefit. Upon the death of any Employee or any pensioner who retired on or prior to December 31, 1996 and is receiving UCN Annuity Pension Benefits as normal, early, deferred or disability pension benefits in accordance with the provision of Section 8.01, 8.02, 8.03(a) 8.03(b) or 8.03(f) which death is caused by sickness or injury, except an injury arising in the course of employment with the Participating Employer, a death benefit will be paid to:

(a) the spouse of the deceased Employee or pensioner if the spouse is legally married to him at the time of his death;

(b) the unmarried child or children under the age of 23 years (or over that age if physically or mentally incapable of self-support) of the deceased Employee or pensioner who was actually supported in whole or in part by the deceased Employee or pensioner at the time of his death;

(c) a dependent parent who lives in the same household with the Employee or pensioner or who lives in a separate household in the vicinity which is provided for the parent by the Employee or pensioner; or

(d) a trust for the benefit of any of the above beneficiaries.

If none of the enumerated beneficiaries survives the Employee or pensioner, no death benefit will be paid under this Plan. If two or more of the enumerated beneficiaries survive the Employee or pensioner, the Employee Benefits Committee, in its sole discretion, may pay the death benefit to one of the beneficiaries or allocate it among the beneficiaries in such portions as it may determine.

The amount of the death benefit shall equal 12 months’ wages computed at the Employee’s or pensioner’s most recent rate of pay at the date of death or at retirement, as the case may be. If the Employee or pensioner was not employed full time, the death benefit shall be prorated in accordance with the ratio that the individual’s usual Hours of Service during a Plan Year bear to the Hours of Service of full-time employees during a Plan Year. If the Employee or pensioner is entitled to receive a death benefit from a Partner Plan that is similar to the benefit provided under this Section, the benefit hereunder shall be reduced by the death benefit provided under the Partner Plan. For purposes of this Section, the term rate of pay means the total of the following amounts: (1) the Employee’s annualized base rate of pay at death, (2) all bonuses paid to the Employee in the calendar year preceding his death and (3) all commissions paid to the Employee in the calendar year preceding his death. The term rate of pay shall not include overtime, tier payments or any other form of special or nonrecurring compensation except for bonuses and commissions included under the preceding sentence.

The term rate of pay shall not include overtime or any other form of special or nonrecurring compensation except for bonuses and commissions included under the preceding sentence, or any amounts in excess of $170,000 (as adjusted for cost of living increases under section 401(a)(17) of the Code) paid to an Employee during any Plan Year.

An Employee or pensioner may file with the Employee Benefits Committee a written direction that the death benefit will be paid to his beneficiary in equal monthly installments over any period of years up to ten. In the absence of such written direction, the Employee Benefits Committee in its sole discretion may pay the death benefit in a lump sum or in installment payments, the number and size of which may be varied by the Employee Benefits Committee as circumstances may indicate.

ARTICLE X

METHOD AND TIMING OF RETIREMENT BENEFIT DISTRIBUTION

Section 10.01 Cash-Outs.

(a) Cash-Outs. Notwithstanding anything herein to the contrary, if the Actuarial Equivalent single sum present value, determined as of the Benefit Payment Date, of the vested Accrued Benefit payable to a Participant in accordance with Article VIII does not exceed $5,000, such vested Accrued Benefit shall be paid, as soon as administratively practicable following the Participant’s Separation from Service (prior to the Effective Date within one year of termination of participation with respect to a UCN Annuity Pension Benefit), as a single-sum in settlement of all liabilities of the Plan in connection with the Participant; provided, however, that such benefit has not commenced in any other form. Notwithstanding the preceding sentence, prior to January 1, 2001, such a distribution would be made only if the Actuarial Equivalent single sum present value, determined as of the Benefit Payment Date, of the vested Accrued Benefit payable to the Participant did not exceed $3,500 and had never exceeded $3,500 at the time of any prior distribution.

(b) Cash-Out Window. Notwithstanding anything herein to the contrary, the vested Accrued Benefit of each Participant who incurred a Separation from Service prior to December 31, 2001 shall be distributed in the manner described in Section 10.01(a) as soon as administratively practicable after December 31, 2001 if the Actuarial Equivalent single-sum value of the Participant’s vested Accrued Benefit does not exceed $5,000; provided that the Participant has not been rehired prior to the Benefit Payment Date.

(c) Deemed Cash-Outs. If the present value of a Participant’s vested Accrued Benefit at the time of his Separation from Service is zero, the Participant shall be deemed to have received a single-sum payment of his entire vested Accrued Benefit as of the date of his Separation from Service.

Section 10.02 Benefits Not Described in Section 10.01.

(a) Automatic Form of Payment. Where benefits are not subject to the provisions of Section 10.01, the portion of the Participant’s Accrued Benefit attributable to his AirTouch Annuity Pension Benefit shall be paid as set forth in Appendix C and the portion of his Accrued Benefit attributable to his UCN Annuity Pension Benefit and his Transition Benefit Account shall be paid as follows:

(1) if a Participant does not have a Spouse as of his Benefit Payment Date, benefits shall be paid in the form of a single life annuity payable monthly during the Participant’s lifetime with no further payments on his behalf after his death.

(2) if a Participant does have a Spouse as of his Benefit Payment Date, the Participant’s benefits shall be paid in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the Participant’s vested Accrued Benefit.

(b) Waiver of Automatic Form of Payment.

(1) Participant’s Waiver Rights. At any time during the applicable election period but not thereafter, a Participant described in Section 10.02 may elect in writing in a form acceptable to the Employee Benefits Committee to waive payment under the automatic form of payment described in that Section and elect to receive payment in an optional form of payment described in Section 10.03. For the purposes hereof, the applicable election period shall be the 90-day period ending on the Benefit Payment Date.

(2) Revocation of Waivers. Any waiver and election delivered by the Participant to the Employee Benefits Committee in accordance with the provisions of paragraph (1) hereof may be revoked by the Participant upon written notice delivered to the Employee Benefits Committee prior to the Benefit Payment Date.

(3) Spouse’s Consent. A married Participant’s waiver and election under paragraph (1) shall be effective only if:

(A) the Participant’s Spouse (or the Spouse’s legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse irrevocably consents to such election and to the specific form of payment and/or alternate Beneficiary elected by the Participant, and such instrument acknowledges the effect of the election to which the Spouse’s consent is given and is witnessed by a notary public (prior to the Effective Date, or by a Plan representative); or

(B) the Participant (i) establishes to the satisfaction of the Employee Benefits Committee that the consent of the Spouse cannot be obtained because the Spouse cannot be located or because of other circumstances that may be prescribed in applicable regulations, or (ii) furnishes a court order to the Employee Benefits Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a QDRO provides that the Spouse’s consent must be obtained.

(4) Explanations to Participants. The Employee Benefits Committee shall provide to each Participant, or the Spouse of a deceased Participant who is entitled to a benefit pursuant to Section 9.02 no more than 90 days and no less than 30 days prior to his Benefit Payment Date, a written explanation of:

(A) the terms and conditions of all forms of payment available to the Participant or the Spouse of a deceased Participant, including information explaining the relative values of each form of payment;

(B) the Participant’s or the Spouse’s right to waive the automatic form of payment and the effect of such waiver;

(C) the rights of the Participant’s Spouse with respect to such waiver;

(D) the right to revoke an election to receive an optional form of payment and the effect of such revocation; and

(E) if the Participant has not attained Normal Retirement Age, the Participant’s right to defer commencement of his benefit until his Normal Retirement Age.

(c) Commencement of Benefit Payments. The payment of the portion of a Participant’s Accrued Benefit attributable to his AirTouch Annuity Pension Benefit shall commence as set forth in Appendix C. The payment of the portion of a Participant’s Accrued Benefit attributable to his UCN Annuity Pension Benefit and his Transition Benefit Account shall normally begin no later than April 1 following the calendar year during which the Participant dies, suffers a Total Disability or reaches his Normal, Early or Postponed Retirement Date, as the case may be, and has terminated employment with the Participating Employer or an Affiliated Company provided that no benefit having a present value of more than $5,000 ($3,500 prior to January 1, 1998) shall be paid prior to the Participant’s reaching Normal Retirement Age without the consent of such Participant. In the event of the death of a Participant before his Early or Normal Retirement Date, no optional benefit shall be paid.

Section 10.03 Optional Forms of Benefit Distribution.

(a) Optional Forms. The optional benefits, all of Actuarial Equivalent value, which a Participant may elect pursuant to Section 10.02(b) are as follows:

(1) A married Participant may elect to receive the portion of his Accrued Benefit attributable to his UCN Annuity Pension Benefit and his Transition Benefit Credit in the form of a straight life annuity.

(2) A Participant with a UCN Annuity Pension Benefit may elect to receive the portion of his Accrued Benefit attributable to his UCN Annuity Pension Benefit in the form of a reduced benefit payable during the Participant’s life equal to 90 percent of the benefit to which he would otherwise be entitled with the provision that after his death an income at one-half the rate of his reduced benefit payable to his designated parent during the parent’s life. If the parent predeceases the Participant, the benefits thereafter payable to the Participant shall revert to the unreduced amount to which he would have otherwise been entitled.

(3) A Participant with a Transition Benefit Account may elect to receive the portion of his Accrued Benefit attributable to his Transition Benefit Account in the form of a single sum cash payment that is the Actuarial Equivalent of his entire vested Transition Benefit Account.

(b) Death Prior to Benefit Payment Date. In the event of the death of a Participant prior to his Benefit Payment Date, the Participant’s election hereunder shall be void and of no effect.

Section 10.04 Minimum Distribution Requirements. Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan shall be in accordance with Treasury regulations under section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code and regulations thereunder.

Section 10.05 Required Payment Date. Benefits payable by reason of a Participant’s retirement (including deferred vested benefits) shall normally be paid as provided in applicable Sections of this Article and Article VIII, as applicable. Unless the Participant elects otherwise, retirement benefits shall commence not later than the 60th day after the latest of the close of the Plan Year in which (i) occurs the date on which the Participant attains his Normal Retirement Age, (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan or (iii) the Participant has a Separation from Service. The failure of a Participant to apply for his benefit pursuant to Section 10.08 by the date prescribed in the preceding sentence shall be deemed an election to defer payment to a later date. Notwithstanding the foregoing, the Participant’s Benefit Payment Date shall in no event be later than his Required Beginning Date.

Section 10.06 Accruals While Benefits Are In Pay Status.

(a) Annual Adjustment. In the event that a Participant is credited with a benefit accrual during and/or after the Plan Year in which the Participant attains Normal Retirement Age and after his Benefit Payment Date, the amount of pension payable to the Participant as determined as of his Benefit Payment Date shall be adjusted annually as of each January 1 following his Benefit Payment Date which is prior to the date the Participant ceases to accrue benefits under the Plan (or as of the date the Participant ceases to accrue benefits if before the next applicable January 1).

(b) Amount of Adjustment. Such annual adjustment shall include any increase (but not any decrease) in the Participant’s Accrued Benefit, determined in accordance with Article VI, as a result of additional Interest Credits, Transition Benefit Credits and Compensation, (including, for any period that would not constitute Suspension Service under Section 10.13(b)(2), an Actuarial Equivalent adjustment to such increase to reflect payment commencing after the Participant’s Normal Retirement Age) since the Participant’s Benefit Payment Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Benefit Payment Date during any period that would have constituted Suspension Service under Section 10.13(b)(2) had the Participant not reached his Required Beginning Date, to the extent not previously taken into account under this Section; provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the automatic form of benefits described in Section 10.02(a)(1) or (2), whichever applies, for such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

(c) Form of Payment of Additional Accruals. In the event that the amount of pension payable to a Participant is adjusted pursuant to Section 10.06(a) and (b) hereof, any such additional amount shall be paid by increasing the amount due in the form of benefit as in effect for previous payments made or commencing as of the Participant’s Benefit Payment Date.

Section 10.07 Distributed Contracts. The methods of benefit payout under any Contract distributed by the Trustee in payment of benefits hereunder shall be limited to the forms of distribution described in Article VIII and this Article X.

Section 10.08 Application for Benefits. Except as provided in Sections 8.05, 10.01, and 15.01(c), benefit payments shall commence when a properly written application for same is received by the Employee Benefits Committee. No payments shall be made for the period in which benefits would have been payable if the Participant, surviving spouse or other or Beneficiary or Alternate Payee had made timely application therefor; provided, however, that, if the Participant’s Benefit Payment Date or, if the Participant has died, his Beneficiary’s Benefit Payment Date under Article IX, has been delayed until after the Participant’s Normal Retirement Date solely by reason of failure to make application, and not by reason of Suspension Service as described in Section 10.13(b)(2), the benefit payable (i) to the Participant on and after his Benefit Payment Date, or (ii) to the Participant’s Beneficiary pursuant to Article IX on and after the Beneficiary’s Benefit Payment Date (but not to any non-spouse Beneficiary), shall be equal to the Actuarial Equivalent of the benefit the Participant or the Spouse would have received had benefits commenced on the Participant’s Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

Section 10.09 Direct Rollovers.

(a) Effective January 1, 1993, in the event any payment or payments (excluding any amount not includible in gross income) to be made under the Plan to a Participant, a Beneficiary who is the surviving Spouse of a Participant, or an Alternate Payee who is the spouse of former spouse of a Participant, would constitute an “eligible rollover distribution,” such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be transferred directly from the Fund to the trustee or custodian of an “eligible retirement plan.

(b) Any such request shall be made in writing, in such form and subject to such procedures, requirements, and restrictions as may be prescribed by the Employee Benefits Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date such payment would otherwise be made as may be required by the Employee Benefits Committee.

(c) For purposes of this Section 10.09, “eligible rollover distribution” shall mean a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten (10) or more years, (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iii) any distribution to the extent such distribution is not included in gross income.

(d) For purposes of this Section 10.09, “eligible retirement plan” shall mean (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in section 403(a) of the Code, (iv) a qualified plan described under section 401(a) of the Code with a trust which is exempt from tax under section 501(a) of the Code, the terms of which permit the acceptance of rollover distributions; provided, however, that (iii) and (iv) shall not apply to a Beneficiary who is the surviving spouse of a Participant.

Section 10.10 Non-Duplication of Benefits. Except to the extent provided otherwise in Appendix C, the benefits due any Participant on account of his most recent period of employment shall not duplicate any benefits due the same Participant under this Plan on account of previous employment with a Participating Employer.

Section 10.11 Beneficiary Designation Right. Subject to the rights of Spouses to survivor benefit payments as described in this Article and in Article IX and any other restrictions on Beneficiary designations contained in those Articles, each Participant may designate or change the previous designation of the Beneficiary or Beneficiaries who shall receive benefits, if any, after his death. All Beneficiary designations shall be made by executing and filing with the Employee Benefits Committee a form prescribed by the Employee Benefits Committee and in no other manner. The last such designation received by the Employee Benefits Committee shall be controlling over any testamentary or other disposition. The Employee Benefits Committee shall decide what Beneficiaries have been validly designated and its conclusion shall be binding on all persons. In the event that the Participant is permitted to designate a Beneficiary and fails to do so, or in the event that the Participant is predeceased by all designated Beneficiaries, the Participant shall be deemed to have designated as his Beneficiary the Participant’s Spouse or, if there is no Spouse, the Participant’s estate.

Section 10.12 Form and Content of Spouse’s Consent. A Spouse may consent to the designation of one or more Beneficiaries other than such Spouse provided that such consent shall be in writing, must consent to the specific alternate Beneficiary or Beneficiaries designated (or permit Beneficiary designations by the Participant without the Spouse’s further consent), must acknowledge the effect of such consent, and must be witnessed by a notary public. Such Spouse’s consent shall be irrevocable, unless expressly made revocable. The consent of a Spouse in accordance with this Section shall not be effective with respect to any subsequent Spouse of the Participant.

Section 10.13 Suspension of Benefit Rules.

(a) Reemployment After Benefit Commencement. During any period of reemployment, any benefits that had commenced to be paid to the Participant under the Plan prior to his reemployment shall continue to be paid under the Plan to the Participant in accordance with the Participant’s prior election and the terms of the Plan; provided, however, that any benefits that have already been suspended under the terms of the applicable plan in effect as of December 31, 2000 shall continue to be suspended under such terms.

(b) Suspensions after Normal Retirement Date. No benefit shall be paid to any Participant under the Plan during any period of employment after his Normal Retirement Date with respect to any month in which the Participant has any Suspension Service, as described in Section 10.13(b)(2) hereof in accordance with the following rules:

(1) Commencement of Benefits. Subject to such notice requirements as may be prescribed by the Employee Benefits Committee, benefits suspended under this subsection (b) shall commence no later than the earliest of (i) the first day of the month next following the Participant’s Separation from Service or (ii) the first day of the month following the month in which he first fails to have Suspension Service as described in Section 10.13(b)(2). The benefit payments shall be calculated to include years of Transition Benefit Credits (if any) credited during such period of Suspension Service, and no actuarial or other adjustment shall be made to the Participant’s benefit so as to reflect payments suspended with respect to those months during which such Participant was credited with Suspension Service. In addition, such payment shall be offset by (i) any benefit paid with respect to a month in which the

Participant had Suspension Service where the amount so paid has not been returned or repaid to the Fund by the Participant as described in Section 10.13(b)(3) and (ii) the Actuarial Equivalent of the benefits paid prior to the Participant’s Normal Retirement Date.

(2) Suspension Service. A Participant shall be deemed to have Suspension Service after his Normal Retirement Date, but prior to his Required Beginning Date, in any month in which he receives payment for any Hours of Service performed on each of eight (8) or more days (or separate shifts).

(3) Offset. To the extent that the Plan has paid benefits to a Participant with respect to any month in which he has Suspension Service as described in Section 10.13(b)(2) which amounts have not previously been recovered by the Plan, the Plan shall defer commencement of benefits under Section 10.13(b)(1) hereof for a period of two (2) calendar months, or until the amounts paid with respect to months in which the Participant has Suspension Service have been recovered (without interest), whichever is the first to occur. If, at the end of the said two-month period there remains an unrecovered amount which was paid to the Participant during or with respect to a period of Suspension Service, such amount shall be recovered (without interest) by the Plan by reducing each benefit payment due the Participant or the Participant’s Spouse or other Beneficiary after benefit commencement by the lesser of:

(A) the excess of the amount of the benefits paid to the Participant with respect to months in which the Participant had Suspension Service over the amount of such benefits which have been restored to, or recovered by, the Plan, or

(B) 25% of the Participant’s monthly benefit payments.

(4) Notifications. No payment shall be withheld or suspended by the Plan pursuant to this subsection (b) until the Plan has notified the Participant by personal delivery or first class mail of the fact that such withholding or suspension is occurring or will occur. Such notification will contain a detailed description of the specific reasons why benefit payments are being suspended or withheld, a general description of the Plan provisions relating to the suspension of benefit payments, a copy of such provisions, and a statement that the applicable Department of Labor regulations governing suspensions of benefits may be found at Title 29, Code of Federal Regulations, §2530.203-3. The notification shall also advise the Participant to whom directed of the Plan’s procedure for affording a review of the suspension of benefits. In the event any payment is withheld or suspended prior to the provision of notice as described in thins Section, the Participant’s benefit payable thereunder shall be actuarially increased, using the Plan’s factors for determining Actuarial Equivalent benefits, to compensate for such withholding or suspension.

ARTICLE XI

PROVISIONS RELATING TO TOP-HEAVY PLANS

Section 11.01 Definitions. For purposes of this Article XI, the following terms shall have the following meanings:

(a) “Aggregation Group” shall mean the group of qualified plans sponsored by a Participating Employer or by an Affiliated Company formed by including in such group (i) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four (4) preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date, (ii) all such plans which enable any plan described in clause (i) to meet the requirements of either section 401(a)(4) or section 410 of the Code, and (iii) such other qualified plans sponsored by a Participating Employer or an Affiliated Company as the Company elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

(b) “Determination Date” shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(c) “Key Employee” shall mean a person employed or formerly employed by a Participating Employer or an Affiliated Company who, during the Plan Year or during any of the preceding four (4) Plan Years, was any of the following:

(1) An officer of a Participating Employer having an annual Compensation of more than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.

(2) One of the 10 Employees who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and the regulations thereunder) the largest interest in a Participating Employer or an Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (2) if his annual Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (2) if his ownership interest in the Plan Year being tested and the preceding four (4) Plan Years was at all times less than 1/2% in value of any of the entities forming the Participating Employers and the Affiliated Companies.

(3) A five-percent (5%) owner of a Participating Employer or an Affiliated Company within the meaning of section 416(i) of the Code.

(4) A person who is both an Employee whose annual Compensation exceeds $150,000 and who is a one-percent (1%) owner of a Participating Employer or an Affiliated Company within the meaning of section 416(i) of the Code.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

(d) “Key Employee Ratio” shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts the amount described in paragraph (3) hereof.

(1) The amount described in this paragraph (1) is the sum of (i) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

(2) The amount described in this paragraph (2) is the sum of (i) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

(3) The amount described in this paragraph (3) is the sum of (i) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee and made from a plan sponsored by an employer which is not a Participating Employer or Affiliated Company, (ii) with respect to Plan Years beginning after December 31, 1984, any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not performed services for any Participating Employer at any time during the five-year period ending on the Determination Date, and (iii) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the assumptions described in Appendix A or Appendix C, as applicable, and, effective for Plan Years beginning after December 31, 1986, under the method used for accrual purposes for all plans maintained by all Participating Employers and Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

(e) “Non-Key Employee” shall mean any Employee or former Employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

(f) “Testing Period Average Compensation” shall mean the average of the Participant’s Compensation over the testing period consisting of the five (5) consecutive Plan Years during which the Participant was in the employ of a Participating Employer (whether or not such Plan Years were years during any part of which he was an Active Participant) yielding the highest such average, omitting from the Plan Years considered (i) Plan Years within which the Participant was not credited with a year of Vesting Service, (ii) Plan Years beginning before January 1, 1984, and (iii) Plan Years beginning after the close of the last Plan Year in which the Plan was Top-Heavy. If there be fewer than five (5) consecutive Plan Years in the testing period as described, the testing period shall be considered to consist of all such years as would be included if the “consecutive” requirement did not apply (to a maximum of the lesser of (i) all such years, if fewer than five (5), or (ii) five (5) such years).

Section 11.02 Determination of Top-Heavy Status. The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

(a) the Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the “Plan” for the “Aggregation Group” each place it appears in Section 11.01(d), exceeds 60%, or

(b) the Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds 60%.

(c) Adjustment in Benefit Limitations. Effective for Limitation Years beginning prior to January 1, 2000, if the Plan is “top-heavy” within the meaning of Section 11.02, the dollar limitations in the denominator of the defined benefit fraction and defined contribution fraction as defined in section 415(e) of the Code shall be multiplied by 100% rather than 125%.

Section 11.03 Top-Heavy Plan Minima.

(a) General Rule. If the Plan is “top-heavy” in any Plan Year, the minimum Accrued Benefit under the Plan for any Active Participant who is a Non-Key Employee (other than a Participant who was a Key Employee as to any earlier Plan Year) and who has completed 1,000 Hours of Service during such Plan Year (regardless of whether his employment terminates during such Plan Year) shall be the lesser of:

(1) 2% of the Participant’s Testing Period Average Compensation, multiplied by the number of Plan Years during which the Participant completed at least 1,000 Hours of Service (excluding Plan Years beginning prior to January 1, 1984, Plan Years in which the Plan is not “top-heavy” and Plan Years which would be disregarded by reason of a Break in Service), or

(2) 20% of the Participant’s Testing Period Average Compensation.

(b) Nonduplication Exception. The provisions of Section 11.03(a) shall not apply with respect to a Participant in a particular Plan Year if, with respect to that Plan Year:

(1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by a Participating Employer or by an Affiliated Company under which plan the Participant’s accrued benefit is not less than the benefit described in Section 11.03(a), treating such other defined benefit pension plan as a “top-heavy” plan and treating all such defined benefit pension plans constituting an Aggregation Group as a single plan;

(2) such Participant was an active participant in a qualified defined contribution plan sponsored by a Participating Employer or by an Affiliated Company under which plan the amount of the employer contribution (including reallocable forfeitures) allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Plan Year, (exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement), is not less than 5% of the Participant’s Compensation; or

(3) the exception provided under this Section 11.03(b) shall apply on a prorated basis where the Participant also participates in another qualified plan of a Participating Employer or of an Affiliated Company, but where such other plan only partially satisfies the requirements of paragraphs (1) or (2) hereof.

Section 11.04 No Suspension of Benefits. Notwithstanding any other provision of the Plan, the payment of a Participant’s benefits shall not be suspended during the Participant’s reemployment during any period in which the Plan is “top-heavy.”

Section 11.05 Multiple Employer Plan. The provisions of this Article shall be applied separately with respect to each “controlled group” and benefits with respect to Employees of such “controlled group” in accordance with Treasury Regulations section 1.416-1, G-2. For purposes of this Section, “controlled group” shall mean a group of entities consisting of all Participating Employers that are Affiliated Companies with respect to each other and all other entities that are Affiliated Companies with respect to such Participating Employers, determined in accordance with the aggregation rules described in sections 414(b), (c), (m) and (o) of the Code.

ARTICLE XII

CONTRIBUTIONS

Section 12.01 Employer Contributions. Subject to the provisions of Section 12.05, the Participating Employers shall contribute such amounts as are necessary to satisfy the minimum funding standards required pursuant to ERISA and section 412 of the Code, as from time to time amended. No contributions shall be required for any year if the Participating Employers applied for and receive a waiver of the funding standards for that year. In the event that a partial waiver is granted, no contribution shall be required of the Participating Employers in excess of the amount stipulated in such partial waiver. Participating Employers shall have the right, but not the obligation, to contribute such additional amounts as they, in their sole discretion, deem desirable in any year. All Participating Employer contributions shall be paid to the Trustee(s). All forfeitures arising under the Plan shall be applied to reduce Participating Employer contributions. Each contribution made by a Participating Employer pursuant to the provisions of this Plan is made expressly contingent upon the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made.

Section 12.02 Participant Contributions. No contributions shall be required or permitted of Participants under the Plan.

Section 12.03 Expenses of Administration. All expenses of administration of this Plan shall be paid from the Fund unless a Participating Employer, in its sole discretion, determines to pay them directly.

Section 12.04 Contracts. If Contracts are purchased for the funding of death or retirement benefits, such Contracts shall be purchased from such legal reserve life insurance companies as may be approved by the Employee Benefits Committee. A Trustee shall be the sole owner and beneficiary of each such Contract unless and until such time as the Contract is distributed to a Participant, Spouse or other Beneficiary in satisfaction of liabilities to such party under the Plan or is transferred to the Participant, Spouse, other Beneficiary or Alternate Payee for its fair market value. All dividends payable with respect to any such Contract prior to the distribution of that Contract to a Participant, Spouse, other Beneficiary or Alternate Payee shall be applied to reduce the Participating Employers’ contribution to the Plan. The Trustee is empowered to borrow against the cash surrender values or loan values of any Contracts held by it for the purpose of paying premiums on such Contracts or for the general purposes of the Fund, but if such borrowing occurs, it shall be done proportionately among the several Contracts so held and repayment of the borrowed amounts by the Trustee shall be prorated to avoid discrimination.

Section 12.05 Discontinuance. Notwithstanding any other provision of this Article XII or of the Plan, the Company shall have the right to terminate the Plan in accordance with the provisions of Article XVII, and no provision of this Article XII shall be deemed a modification or abridgment of rights reserved to or by the Company elsewhere in the Plan.

Section 12.06 Sole Source of Benefits. The Fund shall be the sole source for the provision of benefits under the Plan. Neither a Participating Employer nor any other person or entity shall be liable therefor.

Section 12.07 Commingling of Assets. All assets of the Plan may be commingled for investment purposes with the assets of any other qualified plan of a Participating Employer or an Affiliated Company and may be held as a single fund under one or more Funding Vehicles, provided that the value of each plan’s assets can be determined at any time. The value of the assets held in such single fund shall be determined by the Trustee(s) and the assets allocable to each such plan shall be determined by the enrolled actuary appointed by the Employee Benefits Committee. The enrolled actuary shall communicate such determination to the Participating Employers, the Named Fiduciaries and the Trustee(s). The assets allocable to each such plan shall in no event be used for the benefit of participants in such other plans.

ARTICLE XIII

EMPLOYEE BENEFITS COMMITTEE

Section 13.01 Appointment and Tenure. The Plan shall be administered by the “Employee Benefits Committee” or such other committee or individual appointed by the Chairperson of the Employee Benefits Committee. The Chairperson of the Employee Benefits Committee shall be appointed by the Human Resources Committee of the Company. The Chairperson of the Employee Benefits Committee shall have the authority to determine the number of voting members of the Employee Benefits Committee and appoint such members from time to time. The Chairperson of the Employee Benefits Committee shall also have the authority to appoint, as appropriate, counsel and secretary to the Employee Benefits Committee. Any Employee Benefits Committee member may resign by delivering his written resignation to the Chairperson at least 30 days in advance of such resignation or such shorter time agreed thereto by the Chairperson and the member.

Section 13.02 Meetings; Majority Rule. Any and all acts of the Employee Benefits Committee taken at a meeting shall be by a majority of its members with minutes being recorded for each meeting. Such minutes shall be made available to any member of the Employee Benefits Committee upon request. The Employee Benefits Committee may also act by unanimous consent in writing without the formality of convening a meeting. Either the Chairperson of the Employee Benefits Committee or secretary may execute any certificate or other written direction on behalf of the Employee Benefits Committee. A member of the Employee Benefits Committee who is a Participant shall not vote on any question relating specifically to himself. In the event that the Employee Benefits Committee’s vote is equally divided on a claim for benefits, such vote will be treated as a vote by the Employee Benefits Committee in favor of the claimant.

Section 13.03 Delegation. The Employee Benefits Committee may, by unanimous consent, delegate the specific authority and responsibility for those duties listed in Section 13.04 and other purely ministerial duties to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Members not so designated, except as otherwise provided by applicable provisions of ERISA, shall be relieved from liability for any act or omission resulting from such delegation.

Section 13.04 Authority and Responsibility of the Employee Benefits Committee. The Employee Benefits Committee shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have the following duties and responsibilities:

(a) to adopt and enforce such rules and regulations and prescribe the use of such forms as may be necessary to carry out the provisions of the Plan;

(b) to maintain and preserve records relating to Participants, Vested Participants, and their Beneficiaries and Alternate Payees;

(c) to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of this Plan;

(d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(e) to provide directions to the Trustee(s) (and to the Plan’s actuary when appropriate) with respect to the purchase of life insurance or Contracts, methods of benefit payment, valuations at dates other than annual valuation dates and on all other matters where called for in the Plan or requested by the Trustee(s);

(f) to determine all questions of Employees’ eligibility for and the amount of any Plan benefits and of the status of rights of Participants, Beneficiaries and Alternate Payees, to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects, to resolve ambiguities and inconsistencies therein and to supply omissions thereto;

(g) to compute and certify to the Trustee the amount and manner of payment of benefits to which Participants, surviving Spouses, other Beneficiaries and Alternate Payees may become entitled;

(h) to engage assistants and professional advisers;

(i) to arrange for bonding, if required by law, or as required by general policies established by the Board;

(j) to review benefit claim appeals, except to the extent another committee or third-party administrator has been appointed by the Chairperson to serve as the appeals fiduciary to review and decide such benefit claim appeals;

(k) to provide procedures for determination of claims for benefits and to establish rules, not inconsistent with the provisions or purposes of the Plan, as it may deem necessary or desirable for the proper administration of the Plan or transaction of its business;

(l) to retain records on elections and waivers by Participants, their surviving Spouses and their Beneficiaries and Alternate Payees;

(m) to determine whether any domestic relations order constitutes a QDRO and to take such action as the Employee Benefits Committee deems appropriate in light of such domestic relations order;

(n) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, and Alternate Payees;

(o) to select an independent qualified public accountant to examine a Trustee’s accounts and render an opinion;

(p) to appoint an Investment Manager who is other than the Trustee, which Investment Manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Such Investment Manager, if appointed, shall have sole discretion in the investment of Plan assets, subject to the funding policy. The Employee Benefits Committee shall review at regular intervals no less frequently than annually, the performance of such Investment Manager and shall re-evaluate the appointment of such Investment Manager. After the Employee Benefits Committee has appointed an Investment Manager and has received a written notice of acceptance of his responsibility, the fiduciary responsibility with respect to investment of Plan assets shall be considered as the responsibility of the Investment Manager;

(q) to determine and communicate in writing to the fiduciary responsible for investment of Plan assets the funding policy for the Plan. The funding policy shall set forth the Plan’s short-range and long-range financial needs, so that said fiduciary may coordinate the investment of Plan assets with the Plan’s financial needs all as further set forth herein;

(r) to prepare for review and action by the Board, and implement on the instruction of the Board, all other amendments, modifications and termination of the Plan;

(s) to prepare and deliver to the Board such information and such reports as are requested by the Board or as, in the judgement of the Employee Benefits Committee, should be brought to the attention of the Board;

(t) to perform such additional functions as may be specifically assigned to it or delegated to it by the Board or the Human Resources Committee; and

(u) to adopt routine amendments to the Plan as provided under Section 16.01(b); and

(v) to approve participation in the Plan of additional Participating Employers.

Any authority delegated both to the Employee Benefits Committee under this Section 13.04 and to the Company under Section 14.03 may be exercised by either such party independently of the other.

Section 13.05 Reporting and Disclosure. The Employee Benefits Committee shall keep all individual and group records relating to Participants, Beneficiaries and Alternate Payees, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Employers and to each Participant, Beneficiary and Alternate Payee for examination during normal business hours except that a Participant, Beneficiary or Alternate Payee shall examine only such records as pertain exclusively to the examining Participant, Beneficiary or Alternate Payee and those records and documents relating to all Participants generally. The Employee Benefits Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Employee Benefits Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

Section 13.06 Construction of the Plan. The Employee Benefits Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Employee Benefits Committee shall have full discretionary power and authority to interpret the Plan, to make benefit eligibility determinations, to make factual determinations and to determine all questions arising in the administration, interpretation and application of the Plan. The Employee Benefits Committee shall correct any defect, reconcile any inconsistency or ambiguity, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, including the Participating Employers, the Employees, their families, dependents, Beneficiaries and any Alternate Payees.

Section 13.07 Compensation of the Employee Benefits Committee. The Employee Benefits Committee shall serve without compensation for its services as such, but all reasonable expenses of the Employee Benefits Committee shall be proper charges to the Fund and shall be paid therefrom unless a Participating Employer, in its sole discretion, determines to pay them directly.

Section 13.08 Domestic Relations Orders.

(a) In the event that the Actuarial Equivalent single sum value of the benefit payable to an Alternate Payee under a QDRO does not exceed $5,000 ($3,500 prior to January 1, 1998), such amount shall be paid to an Alternate Payee in a single sum as soon as practicable following the Employee Benefits Committee’s receipt of the order and verification of its status as a QDRO.

(b) Except as provided in this subsection (b), benefits payable to an Alternate Payee shall not continue beyond the lifetime of the Alternate Payee. In particular, no Alternate Payee shall have the right with respect to any benefit payable by reason of a QDRO to (i) designate a beneficiary with respect to amounts payable under the Plan, except in the case of a QDRO providing a benefit to the Alternate Payee of a portion of each payment made to the Participant from the Plan, as, when and if payable, but only to the extent that the beneficiary legally could be an alternate payee (as defined in section 414(p) of the Code) under a QDRO with respect to the Participant’s benefit, (ii) provide survivorship benefits to a spouse or dependent of such Alternate Payee or to any other person, spouse, or dependent, or (iii) transfer rights under the QDRO by will or by state law of intestacy.

(c) None of the payments, benefits or rights of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Alternate Payee. No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.

(d) Alternate Payees shall not have any right to exercise any election, privilege, option or direction rights of the Participant under the Plan except as specifically provided in the QDRO or receive communications with respect to the Plan except as specifically provided by law, regulation or the QDRO.

(e) Each Alternate Payee shall advise the Employee Benefit Committee in writing of each change of his name, address or marital status, and of each change in the provisions of the QDRO or of any circumstances set forth therein which may be material to the Alternate Payee’s entitlement to benefits thereunder or the amount thereof. Until such written notice has been provided to the Employee Benefit Committee, the Employee Benefits Committee shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with the information set froth in the notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO. The Employee Benefits Committee shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Employee Benefits Committee or any other party be liable for any such payment, transaction or application of funds.

(f) Except as specifically provided for in the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any beneficiary of their respective rights, privileges and obligations under the Plan.

ARTICLE XIV

ALLOCATION AND DELEGATION OF AUTHORITY

Section 14.01 Authority and Responsibilities of the Employee Benefits Committee. The Employee Benefits Committee shall have the authority and responsibilities imposed by Article XIII hereof. With respect to the said authority and responsibility, the Employee Benefits Committee shall be a “Named Fiduciary,” and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

Section 14.02 Authority and Responsibilities of a Trustee. A Trustee shall be the “Named Fiduciary” with respect to investment of the portion of the Fund assets for which it is responsible and shall have the powers and duties set forth in the Trust Agreement. The Trustee shall keep complete and accurate accounts of all of the assets of, and the transactions involving, the Fund. All such accounts shall be open to inspection by the Employee Benefits Committee during normal business hours.

Section 14.03 Authority and Responsibilities of the Company. The Company, acting through its Board, shall have certain powers under the Plan, to be executed or undertaken in a non-fiduciary capacity, including:

(a) to appoint the Trustee(s);

(b) to amend or terminate the Trust Agreement(s) and settle the account(s) of the Trustee(s) and to remove a Trustee and upon such removal or upon the resignation of the Trustee, to appoint a successor;

(c) to appoint an Investment Manager(s) (or to refrain from such appointment), and to terminate such appointment (including appointments made by the Employee Benefits Committee) and upon such termination or upon resignation of the Investment Manager(s), to appoint a successor, to amend the separate agreement(s), which shall be entered into with the Investment Manager(s) and either increase or decrease the portion of the Fund which shall be managed by the Investment Manager(s) (including those appointed by the Employee Benefits Committee);

(d) to transfer a portion of the Plan assets held by one Trustee to another Trustee; and

(e) to select an independent qualified public accountant to examine a Trustee’s accounts and records and render an opinion.

Any authority delegated both to the Company under this Section 14.03 and the Employee Benefits Committee under Section 13.04 may be exercised by either such party independently of the other.

Section 14.04 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. Except as provided by section 405 of ERISA, a Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary’s authority or delegated responsibility. The determination of any Named Fiduciary as to any matter involving its responsibilities hereunder shall be conclusive and binding on all persons.

Section 14.05 Designation and Delegation. Each Named Fiduciary may designate other persons to carry out such of its responsibilities hereunder for the operation and administration of the Plan as it deems advisable and delegate to the persons so designated such of its powers as it deems necessary to carry out such responsibilities. Such designation and delegation shall be subject to such terms and conditions as the Named Fiduciary deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Named Fiduciary shall have the same force and effect for all purposes if such action or determination had been made or taken by such Named Fiduciary.

Section 14.06 Reports to Board. As deemed necessary or proper, but in any event at least once during each Plan Year, each Named Fiduciary shall report to the Board on the operation and administration of the Plan.

Section 14.07 Engagement of Assistants and Advisers. Any Named Fiduciary shall have the right to hire, at the expense of the Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. The Named Fiduciaries shall be entitled to rely, and shall be fully protected in any action or determination or omission taken or made or omitted in good faith in so relying, upon any opinions, reports or other advice which is furnished by counsel or other specialist engaged for that purpose or upon any valuation certificate or report furnished by a Trustee.

Section 14.08 Payment of Expenses. The expenses incurred by the Named Fiduciaries in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Employee Benefits Committee. The Participating Employers shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Participating Employers on any occasion shall not bind the Participating Employers to thereafter pay any similar expenses.

Section 14.09 Bonding. The Employee Benefits Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

Section 14.10 Indemnification. Each person, other than a Trustee, who is a Named Fiduciary, or who is a member of a committee or board comprising a Named Fiduciary, shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company do not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a Named Fiduciary except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence, willful misconduct or lack of good faith in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the bylaws of the Company. Service as a Named Fiduciary shall be deemed in partial fulfillment of the person’s function as an employee, officer and/or director of a Participating Employer, if he serves in that capacity as well as in the role of Named Fiduciary.

ARTICLE XV

BENEFIT APPLICATIONS AND CLAIMS PROCEDURES

Section 15.01 Application for Benefits.

(a) Each Participant, surviving Spouse (in the case of a benefit described in Section 9.02), Beneficiary or Alternate Payee believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Employee Benefits Committee an application for benefits on a form supplied by such Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Employee Benefits Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

(b) In the event that a Participant, a surviving Spouse, or Alternate Payee fails to apply to the Employee Benefits Committee by the Participant’s Normal Retirement Age or the date of the Participant’s Separation from Service, if later, or a Beneficiary fails to apply within six months after the Participant’s death, the Employee Benefits Committee shall make diligent efforts to locate such individual and obtain such application. A Plan benefit shall be deemed forfeited in the event that the Employee Benefits Committee is unable to locate the Participant, surviving Spouse, or other Beneficiary, or Alternate Payee to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is later made by a party to whom the benefit is properly payable. No payments shall be made for the period in which benefits would have been payable if the individual had made timely application therefor.

(c) In the event (i) the Participant, surviving Spouse, or Alternate Payee fails to make application by the end of the calendar year in which the date described in Section 15.01(b) occurred, or (ii) the Beneficiary fails to make application by December 31 of the year following the year in which the Participant’s death occurs, subject to Section 18.11 of the Plan, the Employee Benefits Committee may commence distribution as of such date without such application.

Section 15.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant, Beneficiary or Alternate Payee whose claim has been so denied shall be notified of such denial in writing by the claims fiduciary designated by the Chairperson of the Employee Benefits Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

(a) The Participant, Beneficiary or Alternate Payee whose claim has been denied shall file with the appeals fiduciary designated by the Chairperson of the Employee Benefits Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the claims fiduciary of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred. Notwithstanding the foregoing, if within 90 days of filing a claim for benefits under the Plan, the Participant, Beneficiary or Alternate Payee neither receives a notice of denial of a claim or a notice that additional time is required to review the claim, such individual may assume that the claim has been denied and may file with the appeals fiduciary a notice of desire to appeal the denial.

(b) The appeals fiduciary shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the appeals fiduciary shall deem relevant.

(c) The appeals fiduciary shall ordinarily render a determination upon the appealed claim within sixty (60) days after its receipt which determination shall be accompanied by a written statement as to the reasons therefor. However, in special circumstances the appeals fiduciary may extend the response period for up to an additional sixty (60) days, in which event it shall notify the claimant in writing prior to commencement of the extension. The determination so rendered shall be binding upon all parties.

ARTICLE XVI

AMENDMENT OF PLAN

Section 16.01 Amendment.

(a) The provisions of the Plan may be amended at any time and from time to time by the Board, provided, however, that:

(1) No amendment shall increase the duties or liabilities of the Employee Benefits Committee or a Trustee without the consent of that party;

(2) No amendment shall decrease the vested percentage of any Participant’s Accrued Benefit, nor result in the elimination or reduction of a benefit “protected” under section 411(d)(6) of the Code, unless otherwise permitted or required by law;

(3) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries and Alternate Payees or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

Each amendment shall be approved by resolution of the Board; provided, however, that no amendment shall cause the Plan to fail to satisfy the requirements of section 401(a) of the Code when all benefits provided by all Participating Employers which are required to be aggregated for such purposes are taken into account.

(b) The provisions of the Plan may be amended at any time and from time to time by the Employee Benefits Committee, provided, however, that:

(1) such an amendment would not result in a material increase in the currently estimated cost of maintaining the Plan; and

(2) such amendment is routine in nature.

Section 16.02 Amendments to the Vesting Schedule.

(a) If the vesting schedule under this Plan is amended, each Active Participant who has completed at least three (3) years of Vesting Service prior to the end of the election period specified in this Section 16.02 may elect, during such election period, to have the vested percentage of his Accrued Benefit determined without regard to such amendment.

(b) For the purposes of this Section 16.02, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

(1) the date occurring 60 days after the Plan amendment is adopted; or

(2) the date which is 60 days after the day on which the Plan amendment becomes effective; or

(3) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Employee Benefits Committee; or

(4) such later date as may be specified by the Employee Benefits Committee.

The election provided for in this Section 16.02 shall be made in writing and shall be irrevocable when made.

Section 16.03 Reversion. Subject to the provisions of this Section 16.03, the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and Beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding trust or other funding vehicle. No provision of the Plan nor any amendment shall cause any of the assets of the Fund to revert to the Participating Employers, except that, if, after the Plan is terminated, there are assets remaining after all fixed and contingent liabilities to Participants, Beneficiaries and Alternate Payees under the terms of the Plan within the meaning of ERISA section 4044(d)(1)(A) are satisfied, such excess assets may be refunded to the Participating Employers. Notwithstanding anything in this Section or any other provision of the Plan to the contrary, contributions shall be refunded to the Participating Employers if such contributions were made under a mistake of fact or if such contributions are disallowed as a deduction to a Participating Employer for federal income tax purposes or such contribution is otherwise nondeductible and recovery thereof is permitted, provided that such refunds are limited in time and amount as set forth in section 403(c) of ERISA or as otherwise permitted by applicable administrative rules. No such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to section 401(a) of the Code.

Section 16.04 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the plan in which he was then a participant (had such plan been terminated at that time). For the purposes hereof, former Participants, Beneficiaries and Alternate Payees shall be considered Participants. If the total liabilities of any plans that are merged into the Plan with respect to a Plan Year are equal to less than 3% of the assets of the Plan, in the event of a spin-off or termination of the Plan within five years following such merger, Plan assets will be allocated first for the benefit of Participants who were participants in the other plans involved in the merger to the extent of the present value of such Participants’ benefits as of the date of the merger.

ARTICLE XVII

TERMINATION OF PLAN

Section 17.01 Right to Terminate.

(a) The Company expects to continue this Plan and the corresponding trust indefinitely, but reserves the right to terminate the Plan in whole or in part at any time by resolution of the Board, without the consent of any Participant, Spouse, Beneficiary or Alternate Payee.

(b) If the Plan is terminated in whole or in part, all Participants hereunder affected by such total or partial termination shall be fully vested in their Accrued Benefits as of the date of termination to the extent then funded.

Section 17.02 Procedure for Complete Termination.

(a) After notice by the Employee Benefits Committee to the PBGC that the Plan is to be wholly terminated and upon failure to receive a notice of non-sufficiency from PBGC, the Employee Benefits Committee, after reserving an amount sufficient to pay all expenses and charges, shall direct the Trustee(s) to allocate the assets of the Fund in accordance with section 4044 of ERISA for the purposes set forth below and in the order set forth below, to the extent that the assets are available to provide benefits to Participants, Beneficiaries and Alternate Payees. Notwithstanding the foregoing, if the order of priorities set forth below conflicts with ERISA and amendments thereto or regulations thereunder, ERISA, its amendments and its regulations shall control.

(b) The Trustee(s), at the direction of the Employee Benefits Committee, shall make the allocation referred to above as follows:

(1) First, to that portion of each person’s Accrued Benefit which is derived from the Participant’s contributions to the Plan which were not mandatory contributions.

Second, to that portion of each person’s Accrued Benefit which is derived from the Participant’s mandatory contributions, if any.

Third, in the case of benefits payable as an annuity, (i) in the case of the benefit of a Participant, Spouse, or other Beneficiary or Alternate Payee which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least, and (ii) in the case of a Participant’s, Spouse’s, or other Beneficiary’s or Alternate

Payee’s benefit (other than a benefit described in (i) above) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of annuity under the Plan), as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which the benefit would be the least. For the purposes of (i) above, the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

Fourth, to all other benefits (if any) of persons under the Plan guaranteed under the termination insurance provisions of ERISA.

Fifth, to all other nonforfeitable benefits under the Plan.

Sixth, to all other benefits under the Plan.

(2) If the assets available for allocation under any priority category (other than the fifth or sixth priority category) are insufficient to satisfy in full the benefits of all persons, the assets shall be allocated pro rata among such persons on the basis of the present value (as of the termination date) of their respective Accrued Benefits.

(3) If any assets of the Plan attributable to Participant contributions as determined in accordance with section 4044(d)(3) of ERISA remain after all liabilities of the Plan to Participants and their Beneficiaries and Alternate Payees have been satisfied, such assets shall be equitably distributed among the Participants, Beneficiaries and Alternate Payees of Participants (including Alternate Payees) who made such contributions in accordance with their respective rates or amounts of contribution, as the Trustee or Trustees determine.

(4) Any residual assets of the Plan remaining after distribution as aforesaid shall be distributed to the Participating Employers, provided

(A) all liabilities of the Plan to Participants and their Beneficiaries and Alternate Payees have been satisfied, and

(B) the distribution does not contravene any provision of law.

Section 17.03 Continuance of Trust. The Trustee(s) may, upon Plan termination (unless directed to dissolve the trust by the Company), either distribute benefits and terminate the trust or continue the trust for the purpose of providing the benefits contemplated by the Plan. In no event shall funds revert to the Participating Employers prior to the dissolution of the trust unless otherwise permitted by regulations issued under the Code and by ERISA in the event of Plan termination.

Section 17.04 Nontransferability of Contracts. Any Contract issued hereunder to provide payment of benefits shall be endorsed nontransferable.

Section 17.05 Limitation on Benefits.

(a) In the event of Plan termination, the benefit payable to any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. If payment of benefits is restricted in accordance with this subsection (a), assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under Section 17.02 for allocation among Participants and their eligible spouses and beneficiaries whose benefits are not restricted under this subsection (a).

(b) The restrictions of this subsection (b) shall apply prior to termination of the Plan to any Participant who is a Highly Compensated Employee and who is one of the 25 highest paid employees or former employees of the Participating Employers and all Affiliated Companies for any Plan Year. The annual payments to or on behalf of any such Participant shall be limited to an amount equal to (1) the payments that would have been made to or on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and any other benefits under the Plan (other than a social security supplement) plus (2) the payments that the Participant is entitled to receive under a social security supplement.

(c) The restrictions in subsection (b) shall not apply to a Participant described therein:

(1) if, after the payment of benefits to or on behalf of such Participant, the value of the Plan assets equals or exceeds 110% of the value of the current liabilities (within the meaning of section 412(l)(7) of the Code);

(2) if the value of the benefits payable to or on behalf of such Participant is less than 1% of the value of current liabilities before distribution;

(3) if the value of the benefits payable to or on behalf of such Participant does not exceed $5,000 ($3,500 prior to January 1, 1998); or

(4) such Participant has entered into an agreement with the Employee Benefits Committee as described in subsection (d).

(d) Notwithstanding subsection (b) of this Section 17.05, a Participant described in subsection (b) (a “restricted Participant”) may receive distribution without regard to the restrictions described in that subsection provided that the following requirements are met:

(1) The “restricted amount” (which may be required to be repaid to the Plan) is the excess of the accumulated amount of distributions made to the restricted Participant over the accumulated amount of the Participant’s nonrestricted limit. The Participant’s “nonrestricted limit” is equal to the payments that could have been distributed to the Participant pursuant to subsection (b). An “accumulated amount” is the amount of a payment increased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the restricted amount.

(2) Prior to receipt of a distribution from the Plan, the restricted Participant shall deposit in escrow with a depositary acceptable to the Employee Benefits Committee property having a fair market value equal to at least 125% of the restricted amount. Alternatively, the Participant may (A) post a bond from an insurance company, bonding company or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds or (B) obtain a bank letter of credit in an amount equal to at least 100% of the restricted amount.

(3) Amounts in the escrow account in excess of 125% of the restricted amount may be withdrawn on behalf of the Participant. If the market value of the property in the escrow account falls below 110% of the restricted amount, the Participant shall deposit additional property to bring the value of the property up to 125% of the restricted amount. The Participant may receive any income from the property placed in escrow, provided that the 125% minimum is maintained. Similar rules shall apply to the release of any liability in excess of 100% of the restricted amount where the repayment obligation has been secured by a bond or a letter of credit.

(4) A depository may not redeliver to a Participant any property held under the agreement, other than amounts in excess of 125% of the restricted amount and a surety or bank may not release any liability on a bond or letter of credit unless the Employee Benefits Committee certifies that the restricted Participant (or the Participant’s estate) is no longer obligated to repay any amount under the agreement. The Employee Benefits Committee shall make such certification at any time after the distribution commences if (A) the conditions of paragraphs (c)(1), (2) or (3) are met; (B) the Plan is terminated and the requirement of subsection (a) is met; or (C) the Participant is no longer a restricted Participant. Such certification shall terminate the agreement between the Participant and the Employee Benefits Committee.

Section 17.06 Recapture of Payments. No provision to the Plan shall be construed as exempting any Participant or other party from diminution of pension benefits and/or recapture of pension benefits by the PBGC to the extent such diminution and/or recapture is allowed by law.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

Section 18.01 Nonalienation of Benefits.

(a) Except as provided in Section 18.01(b) and (c), none of the payments, benefits, or rights of any Participant, surviving Spouse, or other Beneficiary or Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant, surviving Spouse, or other Beneficiary or Alternate Payee. Except as provided in Section 18.01(b) and (c), no Participant, surviving Spouse, or other Beneficiary or Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided.

(b) Compliance with the provisions and conditions of any QDRO pursuant to Section 13.08 or of any federal tax levy made pursuant to section 6331 of the Code shall not be considered a violation of this provision.

(c) Compliance with the provisions and conditions of a judgment relating to the Participant’s conviction of a crime involving the Plan, or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA shall not be considered a violation of this provision.

Section 18.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of a Participating Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

Section 18.03 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 18.04 Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Spouse, Beneficiary and Alternate Payee, present and future (except that no successor to the Company shall be considered a Plan sponsor unless that successor adopts the Plan).

Section 18.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan; and shall not be employed in the construction of the Plan.

Section 18.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Section 18.07 Controlling Law. The Plan shall be construed and enforced according to the laws of the state of New York to the extent not preempted by Federal law, which shall otherwise control.

Section 18.08 Title to Assets; Source of Benefits. No person shall have any right to, or interest in, any assets of the Fund, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such person or out of the assets of the Fund. All benefits provided for in the Plan shall be paid solely from the assets of the Fund, and neither the Participating Employers nor any other person shall be liable therefor in any manner.

Section 18.09 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or, if none has been appointed, to the holder of a legally valid power of attorney from such person and such payment shall fully discharge the Trustee(s), the Employee Benefits Committee, the Participating Employers and all other parties with respect thereto.

Section 18.10 Reliance on Data and Consents. The Participating Employers, the Trustee(s), the Employee Benefits Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, Beneficiary or Alternate Payee, including, without limitation, representations as to age, health and marital status. Furthermore, the Participating Employers, the Trustee(s), the Employee Benefits Committee, and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the Spouse of any Participant, any Beneficiary of any Participant or any Alternate Payee of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, and Beneficiaries and Alternate Payees to advise the appropriate parties of any change in such data.

Section 18.11 Lost Payees. If a Participant, surviving Spouse or other Beneficiary or Alternate Payee to whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Employee Benefits Committee, such benefit shall be deemed forfeited. If a claim for a forfeited benefit is subsequently filed by the party to whom the benefit is properly payable, such benefit shall be reinstated. No payments shall be made for any period in which benefits would have been payable if the party to whom the benefit was properly payable had made timely application therefor.

Section 18.12 Notices. Each Participant, Spouse, Beneficiary and Alternate Payee shall be responsible for furnishing the Employee Benefits Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Spouse, Beneficiary or Alternate Payee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

Section 18.13 Counterparts. The Plan instrument and amendments thereto may be executed in several counterparts, each of which shall be deemed an original. As to the Plan instrument and as to the instruments of amendment thereto, the counterparts of the respective instruments shall be considered a single instrument, which may be sufficiently evidenced by one counterpart. Further, each amendment to the Plan shall be deemed to have amended all counterpart Plan instruments, and, if applicable, all counterparts of prior amendments.

Section 18.14 Acceptance by Other Employers. Another employer may adopt this Plan to cover its employees by filing with the Company a written resolution adopting the Plan, upon which the Company shall indicate its acceptance of such employer as a Participating Employer under the Plan.

Section 18.15 Mistaken Payments. If it is determined that a Participant, Beneficiary, surviving Spouse or Alternate Payee has received the incorrect payment(s) for any reason, overpayments shall be charged against, and underpayments shall be added to, any benefits otherwise payable to any such individual.

Executed this 28th day of December, 2001.

CELLCO PARTNERSHIP
(D/B/A VERIZON WIRELESS)

Attest:	By:	/s/ Marc C. Reed

	Title:	VP Human Resources

APPENDIX A

ACTUARIAL ASSUMPTIONS AND FACTORS

VERIZON WIRELESS RETIREMENT PLAN

The following assumptions shall be used for determining the Actuarial Equivalent of a benefit, except as specified to the contrary in the Plan or Appendix C:

1. For Purposes of Calculating the Normal and Optional Forms:

(a) UCN Annuity Pension Benefit Options. For purposes of converting a UCN Annuity Pension Benefit in the form of a single life annuity described in Section 10.02(a)(1) to an optional form of payment, other than a single sum payment or an immediate annuity described in Section (b) below, the 1984 George B. Buck Mortality Table assuming 55% male and 45% female at 8% interest.

(b) Transition Benefit Account Options. For purposes of converting a Transition Benefit Account to an immediate single life annuity, the Applicable Interest Rate and the Applicable Mortality Table specified in Section 2(a)(ii) of this Appendix A.

2. For Purposes of Calculating Single Sum Distributions:

(a) UCN Annuity Pension Benefit.

(i) Prior to January 1, 2000. The single sum value of a participant’s monthly UCN Annuity Pension Benefit shall be actuarially computed on the basis of the 1984 George B. Buck Mortality Table assuming 55% male and 45% female at the interest rate that would have been used by the PGBC as of the distribution date for purposes of determining the present value of a single sum distribution on termination of a plan; provided, however, that if the present value of the single sum distribution exceeds $25,000 using the PBGC interest rate, the interest rate assumption shall be 120 percent of the PBGC Rate, provided that the foregoing amount shall never be less than $25,000.

(ii) Effective January 1, 2000. Notwithstanding the foregoing, effective January 1, 2000, the single sum value of a Participant’s monthly UCN Annuity Pension Benefit shall be actuarially computed on the basis of: the mortality table prescribed by the Secretary of the Treasury (the “Secretary”) pursuant to section 417(e)(3)(A)(ii)(I) of the Code (the “Applicable Mortality Table”); and the annual rate of interest on 30-year Treasury securities as specified by the Secretary pursuant to section 417(e)(3)(A)(ii)(II) of the Code for the second month prior to the first day of the Plan Year in which payment is made (the “Applicable Interest Rate”).

(b) Transition Benefit Account. For benefits in the form of a Transition Benefit Account, the single sum value of a Participant’s Transition Benefit Account shall be based solely on the balance of the Participant’s Transition Benefit Account as of the Benefit Payment Date.

3. Top-Heavy Rules

Except to the extent specified otherwise in Appendix C, for the purpose of implementing the top-heavy rules and tests of Code Section 416, actuarial equivalence and actuarial present values shall be determined on the basis of an interest rate of 7% per annum compounded annually and on the basis of the UP-1984 Mortality Table.

APPENDIX B

PARTICIPATING EMPLOYERS

Cellco Partnership (d/b/a Verizon Wireless)

AirTouch Cellular (California)

Verizon Wireless Texas LLC

NYNEX PCS, Inc.

APPENDIX C

FOR FORMER EMPLOYEES OF AIRTOUCH COMMUNICATIONS, INC. AND

CERTAIN ACTIVE EMPLOYEES OF VODAFONE AMERICAS ASIA INC.,

FORMERLY, AIRTOUCH COMMUNICATIONS INC.

Effective as of the close of December 31, 2000, all of the assets and liabilities of the AirTouch Plan were transferred to the Plan, and participants in the AirTouch Plan ceased accruing benefits thereunder. The purpose of this Appendix C is to provide the participants in the AirTouch Plan with the benefits they had accrued under the AirTouch Plan as of December 31, 2000. In addition, the portion of a Participant’s Accrued Benefit under the Plan attributable to his AirTouch Annuity Pension Benefit may increase with increases in his Final Average Compensation and, for Full Accrual Participants, with additional Years of Credited Service as provided in this Appendix C. The portion of a Participant’s Accrued Benefit under the Plan attributable to his AirTouch Annuity Pension Benefit is payable in the special forms of payment provided in this Appendix C.

This Appendix C is a part of the Plan and shall be administered in accordance with the provisions of the Plan. The benefits payable under the Plan to any AirTouch Active Participant or AirTouch Inactive Participant shall be governed by the rules set forth in the Plan, except as otherwise specifically provided in this Appendix C. In no event shall the Accrued Benefit provided hereunder to such a Participant under the Plan and this Appendix C be less than the accrued benefit of such individual under the AirTouch Plan as of December 31, 2000.

The benefits payable under this Appendix C to any AirTouch Active Participant or AirTouch Inactive Participant who has one or more Hours of Service under the Plan on or after January 1, 2001 shall be calculated and payable in accordance with the terms of the AirTouch Plan as it existed on December 31, 2000 (consisting of the AirTouch Communications Employees Pension Plan (Amended and Restated as of January 1, 1995) and amendments number 1, 2, 4 and 5 to the AirTouch Plan, all of which are hereby incorporated into the Plan by this reference), with the following exceptions:

1.	The cash-out provisions contained in the Plan shall apply in lieu of the cash-out provisions contained in the AirTouch Plan.

2.	The provisions in the Plan concerning minimum required distributions under section 401(a)(9) of the Code shall apply in lieu of the minimum required distribution provisions contained in the AirTouch Plan.

3.	In-Service Pensions (as described in Section 5 of the AirTouch Plan) shall not be required or permitted.

4.	No Compensation earned by a Participant on or after January 1, 2007 shall be counted for purposes of determining his Final Average Compensation under the AirTouch Plan.

5.	Unless previously terminated under the provisions of the AirTouch Plan, a Participant’s “Term of Employment” for purposes of the AirTouch Plan shall cease on December 31, 2006.

The benefits payable under the terms of the AirTouch Plan (or its predecessors) to any individual who does not have one or more Hours of Service under the Plan on or after January 1, 2001 and who is not employed by a “Participating Company” (as defined in the AirTouch Plan) on or after December 31, 2000 shall be determined under the terms of the AirTouch Plan (or its predecessors) in effect on the date such individual’s employment terminated.

AMENDMENT NUMBER ONE TO THE

VERIZON WIRELESS RETIREMENT PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF

JANUARY 1, 2001)

THIS AMENDMENT to the Verizon Wireless Retirement Plan, as amended and restated effective as of January 1, 2001 (the “Plan”), is hereby adopted by Cellco Partnership d/b/a Verizon Wireless (the “Company”), effective as of the respective effective dates set forth below.

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan;

WHEREAS, the Company wishes to amend the Plan to make certain changes permitted or required under the Economic Growth and Tax Relief Reconciliation Act of 2001 and to make various other changes;

NOW, THEREFORE, the Plan shall be amended as follows:

Effective as of January 1, 2001, Section 8.03(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Reduced UCN Early Retirement Pension Benefit. Each Participant who reaches age 50 but not age 55 and who has completed at least 25 Years of Service may also elect early retirement with respect to his UCN Annuity Pension Benefit. The amount of this benefit shall be determined in accordance with Article V using the Participant’s relevant service and Compensation as of the earlier of the date he terminates employment or December 31, 1996. If the benefit payments to the Participant commence before his 55th birthday, his benefit shall be reduced by one-half of one percent (0.5%) for each calendar month or part thereof by which his age at his Benefit Payment Date is less than 55 years.”

Effective as of January 1, 2001, Section 8.04(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Transition Benefit Account. If a Participant has a Separation from Service prior to his Normal Retirement Date but after he has completed three (3) or more Years of Vesting Service or suffered a Total Disability, his Transition Benefit Account shall become fully vested and nonforfeitable, and he shall be entitled to receive his Transition Benefit Account as a monthly pension commencing as of his Normal Retirement Date in an amount which, subject to Section 7.02, is equal to his Transition Benefit Account (or its Actuarial Equivalent in a form set forth in Article X), determined as of his Separation from Service with Interest Credits until his Benefit Payment Date; unless it is cashed out earlier in accordance with Section 10.01 or, at the Participant’s election, is paid on or before his Normal Retirement Age. If a Participant dies while employed by a Participating Employer or an Affiliated Employer (even if his death occurs prior to his Normal Retirement Date and prior to his completing three (3) Years of Vesting Service), his Transition Benefit Account shall become fully vested and nonforfeitable, and his Spouse or Beneficiary shall be paid the Transition Benefit Account death benefit in accordance with Section 9.02(b).”

Effective as of January 1, 2002, Section 2.13(f) of the Plan is hereby amended in its entirety to read as follows:

“(f) With respect to any Plan Year beginning on or after January 1, 2002, only the first $200,000 (or such other amount as may be applicable under section 401(a)(17) of the Code) of the amount otherwise described in subsections (a), (b) and (c) of this definition shall be counted, except that this subsection (f) shall not apply for purposes of Section 7.02 and determining “Key Employees” under Article XI. In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual Compensation limit in this subsection (f), for Plan Years beginning prior to January 1, 2002, shall be $150,000 for Plan Years beginning prior to 1997, $160,000 for the 1997, 1998 and 1999 Plan Years, and $170, 000 for the 2000 and 2001 Plan Years.”

Effective as of January 1, 2002, the fourth paragraph of Section 9.05 of the Plan is hereby amended in its entirety to read as follows:

“The term rate of pay shall not include overtime or any other form of special or nonrecurring compensation except for bonuses and commissions included under the preceding sentence, or any amounts in excess of $200,000 (as adjusted for cost of living increases under section 401(a)(17) of the Code) paid to an Employee during any Plan Year.”

Effective as of January 1, 2002, Section 10.09 of the Plan is hereby amended in its entirety to read as follows:

“Section 10.09 Direct Rollovers.

(a) In the event any payment or payments (excluding any amount not includible in gross income) to be made under the Plan to a Participant, a Beneficiary who is the surviving Spouse of a Participant, or an Alternate Payee who is the spouse or former spouse of a Participant would constitute an “eligible rollover distribution” (as defined below), such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be transferred directly from the Fund to the trustee or custodian of an “eligible retirement plan” (as defined below).

(b) Any such request shall be made in writing, in such form and subject to such procedures, requirements, and restrictions as may be prescribed by the Employee Benefits Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date such payment would otherwise be made as may be required by the Employee Benefits Committee.

(c) For purposes of this Section 10.09, an “eligible rollover distribution” is distribution from the Plan excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten (10) or more years, (ii) a distribution to the extent it is required under section 401(a)(9) of the Code, and (iii) a distribution to the extent it is not included in gross income. Notwithstanding clause (iii) in the preceding sentence, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d) For purposes of this Section 10.09, an “eligible retirement plan” is (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in section 403(a) of the Code, (iv) a qualified plan described under section 401(a) of the Code with a trust which is exempt from tax under section 501(a) of the Code, the terms of which permit the acceptance of rollover distributions, (v) an annuity contract described in section 403(b) of the Code and

(vi) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.”

Effective as of January 1, 2002, Section 11.01(c) of the Plan is hereby amended in its entirety to read as follows:

“(c) “Key Employee” shall mean a person employed or formerly employed by a Participating Employer or an Affiliated Company who, during the Plan Year that contains the Determination Date, was any of the following:

(1) An officer of a Participating Employer or an Affiliated Company having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(2) A five-percent (5%) owner of a Participating Employer or an Affiliated Company within the meaning of section 416(i) of the Code; or

(3) A one percent (1%) owner of a Participating Employer or an Affiliated Company within the meaning of section 416(i) of the Code having annual Compensation greater than $150,000.

The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued hereunder.”

Effective as of January 1, 2002, Section 11.01(d) of the Plan is hereby amended in its entirety to read as follows:

“(d) “Key Employee Ratio” shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deducting from both such amounts the amount described in paragraph (3) hereof.

(1) The amount described in this paragraph (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the one-year period ending on the Determination Date. Clause (C) shall also include distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, clause (C) shall be applied by substituting “five-year period” for “one-year period.”

(2) The amount described in this paragraph (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the one-year period ending on the Determination Date. Clause (C) shall also include distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, clause (C) shall be applied by substituting “five-year period” for “one-year period.”

(3) The amount described in this paragraph (3) is the sum of (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee and made from a plan sponsored by an employer which is not a Participating Employer or an Affiliated Company, (B) with respect to Plan Years beginning after December 31, 1984, any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not performed services for any Participating Employer at any time during the one-year period ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the assumptions described in Appendix A or Appendix C, as applicable, and, effective for Plan Years beginning after December 31, 1986, under the method used for accrual purposes for all plans maintained by all Participating Employers and Affiliated Companies if a single method is used by all such plans or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.”

Effective as of July 1, 2002, Section 15.02 of the Plan is hereby deleted from the Plan and the following Sections 15.02, 15.03, and 15.04 are substituted in lieu thereof:

“Section 15.02 Claims. If a Participant, Beneficiary or Alternate Payee or authorized representative thereof (hereinafter referred to as a “Claimant”) has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or the Fund, including but not limited to claims for benefits and complaints concerning the performance or administration of the investments of Plan assets (collectively referred to herein as a “Claim” or “Claims”), the Claimant shall submit the Claim to the Employee Benefits Committee, which shall have the initial responsibility for deciding the Claim. All such Claims must (i) be submitted in writing, (ii) set forth the relief requested and the reasons the relief should be granted and (iii) be submitted within the “applicable limitations period” (as defined below). To the extent that documentary or other evidence is relevant to the relief sought, the Claimant should submit such evidence or, if the evidence is in the possession of the Employee Benefits Committee, the Claimant should refer to such evidence in a manner sufficient to allow the Employee Benefits Committee to identify and locate such evidence.

For purposes of this Section 15.02, the “applicable limitations period” shall mean two years, beginning (i) in the case of any lump-sum payment, on the date on which the payment was made, (ii) in the case of an annuity payment or installment payment, on the date of the first in the series of payments, or (iii) for all other Claims, on the date on which the action complained or grieved of occurred. In the case of any Claim regarding the determination of a Participant’s service under the Plan, the Claim must be submitted to the Employee Benefits Committee no later than two years from the date the Claimant received the first benefit statement (or other documentation) showing the amount of the service in question.

Section 15.03 Denial of Claims. If a Claim is denied in whole or in part, the Employee Benefits Committee shall give the Claimant written notice of the decision within ninety (90) days of the date the Claim was submitted. Such written notice shall set forth in a manner calculated to be understood by the Claimant (i) the specific reason or reasons for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim, along with an explanation of why such material or information is necessary, and (iv) an explanation of the Plan’s claims review procedures, the time limits under those procedures and a statement regarding the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal. The Employee Benefits Committee may extend this ninety (90) day period for its review of a Claim for an additional ninety (90) days by giving written notice to the Claimant prior to the expiration of the initial ninety (90) day period setting forth the reason for the extension.

A Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his Claim.

Section 15.04 Appeals Procedure. If a Claim is denied in whole or in part, the Claimant or his duly authorized representative may appeal the denial to the Employee Benefits Committee within sixty (60) days of the Claimant’s receipt of the written notice of denial. In pursuing his appeal, the Claimant or his duly authorized representative (i) must request in writing that the Employee Benefits Committee review the denial, (ii) can review pertinent documents, and (iii) can submit evidence as well as written issues, comments or arguments.

In conducting the review, the Employee Benefits Committee shall take into consideration all comments, documents, records and other information submitted by the Claimant relating to the Claim, without regard to whether such information was submitted or considered as part of the initial benefit determination. The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after the Employee Benefits Committee’s receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant before the end of the original sixty (60) day period.

The decision on review shall be made in writing and shall be written in a manner calculated to be understood by the Claimant. If the appeal is denied in whole or in part, the Employee Benefits Committee’s notification shall set forth (i) the specific reason or reasons for the denial, (ii) a reference to the specific Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim, and (iv) the Claimant’s right to bring an action under Section 502(a) of ERISA. The decision shall be final and conclusive, and a Claimant shall not be permitted to bring suit at law or in equity on a Claim without first exhausting the remedies available hereunder. No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review.”

Effective as of June 1, 2004, the first paragraph of Section 6.02 of the Plan is hereby amended in its entirety to read as follows:

“Section 6.02 Allocations to Transition Benefit Account. Transition Benefit Credits and Interest Credits generally shall be allocated to the Transition Benefit Account of an Active Participant in accordance with this Section 6.02 until such Participant’s Benefit Payment Date. Transition Benefit Credits and Interest Credits with respect to a Participant’s period of Qualified Military Service shall be provided in accordance with section 414(u) of the Code. Notwithstanding the foregoing, no Transition Benefit Credits shall be made to the Plan for any Plan Year beginning on or after January 1, 2005.”

Effective as of June 1, 2004, Section 6.03 of the Plan is hereby amended in its entirety to read as follows:

“Section 6.03 Transition Benefit Credits. For each Plan Year beginning on or after January 1, 2001 but before January 1, 2004, a Transition Benefit Credit shall be credited to the Transition Benefit Account of each Active Participant during such Plan Year in an amount equal to two percent (2%) of his Compensation for the Plan Year. For the Plan Year beginning on January 1, 2004, a Transition Benefit Credit shall be credited to the Transition Benefit Account of each Active Participant during such Plan Year in an amount equal to two percent (2%) of his Compensation during the period from January 1, 2004 through May 31, 2004 (with no Transition Benefit Credit being credited to any Active Participant’s Transition Benefit Account based upon his Compensation from June 1, 2004 through December 31, 2004). No Transition Benefit Credits shall be made to the Plan for any Plan Year beginning on or after January 1, 2005.”

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number One to the Verizon Wireless Retirement Plan on behalf of the Company on the date shown below, but effective as of the respective dates set forth above.

Cellco Partnership d/b/a Verizon Wireless

By:	/s/ Marc C. Reed
Title:	VP-HR
Date:	12/18/02

AMENDMENT NUMBER TWO TO THE

VERIZON WIRELESS RETIREMENT PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF

JANUARY 1, 2001)

THIS AMENDMENT to the Verizon Wireless Retirement Plan, as amended and restated effective as of January 1, 2001 (the “Plan”), is hereby adopted by Cellco Partnership d/b/a Verizon Wireless (the “Company”), effective as of the respective effective dates set forth below.

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan;

WHEREAS, the Company wishes to amend the Plan (i) effective as of March 28, 2005, to comply with the new mandatory distribution requirements under ERISA and the Internal Revenue Code and (ii) effective as of January 1, 2006, to comply with the final regulations issued under Section 401(a)(9) of the Internal Revenue Code;

NOW, THEREFORE, the Plan shall be amended as follows:

1.

Effective as of March 28, 2005, Section 10.01 of the Plan is modified by the addition of a new paragraph (d) to read as follows:

“(d) Rules Effective March 28, 2005. Notwithstanding any other provisions of this Section 10.01 to the contrary, effective on and after March 28, 2005:

(1) If, upon a Participant’s Benefit Payment Date, the Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan, the only form of payment available to such Participant shall be a single lump sum payment of the total Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan.

(2) If a Participant has incurred a Separation from Service for reasons other than death, the total Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan does not exceed $1,000, and, after receiving all the required notices, he does not affirmatively elect a distribution, the total Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan shall be paid to him in the form of a single lump sum payment, without the necessity of obtaining the Participant’s consent, as soon as practicable thereafter.

(3) If a Participant has incurred a Separation from Service for reasons other than death, the total Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan exceeds $1,000 but does not exceed $5,000, and, after receiving all the required notices, he does not affirmatively elect a distribution, the total Actuarial Equivalent single sum present value of his vested Accrued Benefit under the Plan shall be rolled over to an individual retirement account (as described in Section 408(a) of the Code) designated by the Plan Administrator, without the necessity of obtaining the Participant’s consent, as soon as practicable thereafter.”

2.

Effective as of January 1, 2006, the Plan is modified by the addition of a new Article XIX to read as follows:

“ARTICLE XIX

MINIMUM DISTRIBUTION REQUIREMENTS

Section 19.01 General Rules

(a) Effective Date. The provisions of this Article XIX will apply for purposes of determining required minimum distributions for calendar years beginning with the 2006 calendar year.

(b) Precedence. This Article XIX will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article XIX will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article XIX, other than Section 19.01(c), distributions may be made under a designation made before January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 19.02 Time and Manner of Distribution

(a) Required Beginning Date. The Participant’s entire interest will be

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distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, not later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70- 1/2 if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 19.02(b), other than Section 19.02(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 19.02(b) and Section 19.05, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 19.02(b)(4) applies, the date distributions are required to begin to the surviving spouse under Section 19.02(b)(1)). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 19.02(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 19.03, 19.04, and 19.05 of this Article XIX. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations. Any part of the

3

Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury Regulations that apply to individual accounts.

Section 19.03 Determination of Amount to Be Distributed Each Year

(a) General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 19.04 or Section 19.05;

(3) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and

(4) payments will either be nonincreasing or increase only as follows:

(A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 19.04 dies or is no longer the Participant’s beneficiary pursuant to a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code; or

(C) to pay increased benefits that result from a Plan amendment.

(b) Amount Required to Be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 19.02(b)(1) or Section 19.02(b)(2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval. Payment intervals are the periods for which payments are received, e.g., monthly. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

4

(c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 19.04 Requirements for Annuity Distributions That Commences During Participant’s Lifetime

(a) Joint Life Annuities Where Beneficiary is Not Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b) Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the Benefit Payment Date. If the Benefit Payment Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Benefit Payment Date. If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 19.04(b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Benefit Payment Date.

Section 19.05 Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated

5

Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 19.02(b)(1) or 19.02(b)(2), over the life of the Designated Beneficiary or over a period certain not exceeding:

(1) unless the Benefit Payment Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the Benefit Payment Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Benefit Payment Date.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 19.05 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 19.02(b)(1).

Section 19.06 Definitions

(a) Designated Beneficiary. The individual who is designated as the “beneficiary” under Article IX of the Plan or Section 10.11 of the Plan and who is the “designated beneficiary” under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury Regulations.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 19.02(b).

(c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

6

(d) Required Beginning Date. The date specified in Section 2.49 of the Plan.”

3.

Except as amended herein, the Plan shall continue in full force and effect.

7

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number Two to the Verizon Wireless Retirement Plan on behalf of the Company on the date shown below, but effective as of the respective dates set forth above.

Cellco Partnership d/b/a Verizon Wireless

By:	/s/ Dennis Strigl
Dennis Strigl

Title:	President and CEO

Date:	12/21/05

By:	/s/ Martha Delehanty
Martha Delehanty

Title:	Vice President – Human Resources

Date:	12-21-05

8

AMENDMENT NUMBER THREE TO THE

VERIZON WIRELESS RETIREMENT PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF

JANUARY 1, 2001)

THIS AMENDMENT to the Verizon Wireless Retirement Plan, as amended and restated effective as of January 1, 2001 (the “Plan”), is hereby adopted by Cellco Partnership d/b/a Verizon Wireless (the “Company”), effective as of the respective effective dates set forth below.

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, pursuant to Section 16.01(b) of the Plan, the Plan may be amended by the Employee Benefits Committee, provided that the amendments would not result in a material increase in the currently estimated cost of maintaining the Plan and that the amendments are routine in nature; and

WHEREAS, the Company wishes to amend the Plan (i) effective as of January 1, 2007, to remove the language in the Plan providing that a participant’s “Term of Employment” for purposes of the AirTouch Communications Employees Pension Plan (all of the assets and liabilities of which were transferred to the Plan as of the close of December 31, 2000) will cease on December 31, 2006, and (ii) effective on and after September 1, 2007, to provide that participants with UCN Annuity Pension Benefits or AirTouch Annuity Pension Benefits who continue employment after reaching their normal retirement dates can elect to begin receiving payments of those benefits while still employed by a participating employer; and

WHEREAS, the Employee Benefits Committee has determined that these amendments are routine in nature and will not result in a material increase in the currently estimated cost of maintaining the Plan;

NOW, THEREFORE, the Plan shall be amended as follows:

1.

Effective as of January 1, 2007, exception #5 in the third paragraph of Appendix C to the Plan is hereby deleted in its entirety.

2.

Effective as of September 1, 2007, Article VIII of the Plan is modified by the addition thereto of a new Section 8.08 to read as follows:

“Section 8.08 In-Service Benefit Commencements of UCN Annuity Pension Benefits and AirTouch Annuity Pension Benefits. Notwithstanding any other provision of the Plan to the contrary (including, but not limited to, Section 8.02 of the Plan and Appendix C to the Plan):

(a) If, on September 1, 2007, a Participant who reached his Normal Retirement Date prior to September 1, 2007 (i) has a UCN Annuity Pension Benefit or an AirTouch Annuity Pension Benefit under the Plan, and (ii) is employed by a Participating Employer, the Participant shall be eligible to elect to begin receiving his UCN Annuity Pension Benefit or his AirTouch Annuity Pension Benefit (as the case may be) at any time on or after September 1, 2007 regardless of his continued employment with the Participating Employer.

(b) If a Participant who has a UCN Annuity Pension Benefit or an AirTouch Annuity Pension Benefit under the Plan reaches his Normal Retirement Date at any time on or after September 1, 2007 and such Participant is employed by a Participating Employer at that time, the Participant shall be eligible to elect to begin receiving his UCN Annuity Pension Benefit or his AirTouch Annuity Pension Benefit (as the case may be) at any time after his Normal Retirement Date regardless of his continued employment with the Participating Employer.

In the case of a UCN Annuity Pension Benefit, such payments will be made in the automatic form of payment under Section 10.02 of the Plan (a life annuity if the Participant is married or a Qualified Joint and Survivor Annuity if the Participant is not married) unless the Participant elects to have the payments made in one of the optional annuity forms of payment available under Section 10.03 of the Plan with respect to UCN Annuity Pension Benefits. In the case of an AirTouch Annuity Pension Benefit, such payments will be made in the form of a life annuity, a joint and survivor annuity with the Participant’s spouse, or a lump sum payment as elected by the Participant in accordance with the provisions of Section 6 of the AirTouch Plan.”

3.

Except as amended herein, the Plan shall continue in full force and effect.

2

IN WITNESS WHEREOF, the undersigned member of the Employee Benefits Committee has executed this Amendment Number Three to the Verizon Wireless Retirement Plan on behalf of the Employee Benefits Committee on the date shown below, but effective as of the respective effective dates set forth above.

Cellco Partnership
Employee Benefits Committee

By:	/s/Martha Delehanty
Martha Delehanty
Title:	Chair, Employee Benefits Committee
Date:	9/4/07

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AMENDMENT NUMBER FOUR TO THE

VERIZON WIRELESS RETIREMENT PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF

JANUARY 1, 2001)

THIS AMENDMENT NUMBER FOUR to the Verizon Wireless Retirement Plan, as amended and restated effective as of January 1, 2001 (the “Plan”), is hereby adopted by Cellco Partnership d/b/a Verizon Wireless (the “Company”), effective as of the respective effective dates set forth below.

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, pursuant to Section 16.01(b) of the Plan, the Employee Benefits Committee has authority to adopt amendments to the Plan that would not result in a material increase in the currently estimated cost of maintaining the Plan and are routine in nature; and

WHEREAS, the Company wishes to amend the Plan so that certain Active Participants transferring employment to Verizon Communications Inc. at the initiation of their Participating Employers will receive recognition for service and increases in age during their employment with Verizon Communications.

WHEREAS, the Employee Benefits Committee has determined that these amendments are routine in nature and will not result in a material increase in the currently estimated cost of maintaining the Plan.

NOW THEREFORE, the Plan shall be amended as follows:

1.

The following new Section 4.06 is added to the Plan:

4.06 Additional Service and Age Credits for Certain Transfers to Verizon Communications on or after January 1, 2001. A Participant is a “VzC Transferred Participant” eligible for the service and age credits described in this Section 4.06 if the Participant (i) was an Active Participant on January 1, 2001 and (ii) transfers on or after January 1, 2001 from employment with the Participating Employer to employment with Verizon Communications Inc. or an “Affiliated Company” of Verizon Communications Inc. (substituting Verizon Communications Inc. for the Participating Employer in the definition of Affiliated Company) (collectively “Verizon Communications”).

1

A VzC Transferred Participant’s continuous employment with Verizon Communications following his transfer and before his Benefit Payment Date shall count in determining (i) his age, Years of Service and Years of Vesting Service for purposes of applying Sections 8.03 (UCN Early and Disability Retirement Pension Benefits) and 8.04 (Deferred Vested Benefit) and (ii) his age and “Term of Employment” (as defined in the AirTouch Plan) for purposes of eligibility to receive his AirTouch Annuity Pension Benefit as a “Service Pension” (as defined in the AirTouch Plan) and eligibility to receive benefits under the Health Benefits Account described in Section 17.04 of the AirTouch Plan.

Notwithstanding the preceding paragraph,

(i) This Section 4.06 shall not result in the crediting of service that is already credited to the VzC Transferred Participant under another provision of the Plan;

(ii) This Section 4.06 shall not prevent a VzC Transferred Participant from electing to receive benefits under this Plan to which the Participant is entitled due to the Separation from Service that occurs when the Participant transfers to Verizon Communications, provided, however, that additional service and age credits under this Section 4.06 shall cease with respect to such benefits as provided in the preceding paragraph.

(iii) A VzC Transferred Participant whose employment with Verizon Communications began before the date the amendment adding this Section 4.06 is adopted and who is still employed by Verizon Communications on such adoption date shall be credited with age, Years of Service, Years of Vesting Service and Term of Employment as described above, without regard to any Benefit Payment Date that occurred before the adoption date. If such VzC Transferred Participant later qualifies for more favorable early commencement reductions for his UCN Early Retirement Pension Benefit or his AirTouch Annuity Pension Benefit because of the additional age or service counted under this Section 4.06, the VzC Transferred Participant’s pension benefit shall be recalculated under Article VIII (and any other relevant provision or Schedule of the Plan or the AirTouch Plan) as of the termination of the VzC Transferred Participant’s continuous employment with Verizon Communications as if the prior distribution had not occurred, and shall be reduced by the Actuarial Equivalent of the prior distribution. If any benefit amount remains after the recalculated benefit is reduced for the prior distribution, the remainder shall be paid to the VzC Transferred Participant beginning as of such Participant’s termination of employment with Verizon Communications.

2.

The following new paragraph 5 is added to Appendix C:

5. Section 4.06 of this Plan shall apply to VzC Transferred Participants (as defined in that Section) for purposes of determining benefits under the provisions of the AirTouch Plan.

2

Except as amended herein, the Plan shall continue in full force and effect.

3

IN WITNESS WHEREOF, the undersigned member of the Employee Benefits Committee has executed this Amendment Number Four to the Verizon Wireless Retirement Plan on behalf of the Company on the date shown below, but effective as of the respective dates set forth above.

Cello Partnership
Employee Benefits Committee

By:	/s/Martha Delehanty, VP HR
Name:	Martha Delehanty, VP HR
Title:	Chair, Employee Benefits Committee
Date:	December 10, 2008

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